Exhibit 10.17

DENVER PLACE

ESCHELON TELECOM OF COLORADO, INC.

OFFICE LEASE

DENVER PLACE

OFFICE LEASE

INDEX

General Lease Provisions—

1.	THE LEASED PREMISES
2.	DEFINITIONS
3.	TERM OF LEASE
4.	BASE RENT
5.	COMMENCEMENT AND CONDUCT OF BUSINESS
6.	QUIET ENJOYMENT
7.	SERVICES
	7.01	Standard Services
	7.02	Additional Services
	7.03	Interruption of Service
	7.04	Telephone Service Paid by Tenant
8.	BUSINESS TAXES, ETC
9.	METERS
10.	USE OF ELECTRICITY
11.	TENANT REPAIR
12.	ASSIGNMENT, SUBLETTING, PARTING WITH POSSESSION
13.	RULES AND REGULATIONS
14.	USE OF LEASED PREMISES
15.	TENANT’S INSURANCE
16.	CANCELLATION OF INSURANCE
17.	OBSERVANCE OF LAW
18.	WASTE AND NUISANCE
19.	ENTRY BY LANDLORD
20.	INDEMNIFICATION OF LANDLORD
21.	EXHIBITING PREMISES
22.	ALTERATIONS
23.	GLASS
24.	SIGNS AND ADVERTISING
25.	NAME OF BUILDING
26.	SUBORDINATION AND ATTORNMENT
27.	ACCEPTANCE OF PREMISES
28.	ESTOPPEL CERTIFICATES
29.	FIXTURES
30.	LANDLORD’S INSURANCE
31.	FIRES, ETC
32.	CONDEMNATION
33.	LOSS AND DAMAGE
34.	DELAYS
35.	DEFAULT
36.	REMEDIES OF LANDLORD

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37.	HOLDING OVER
38.	DIRECTORY BOARD
39.	TRANSFER BY LANDLORD
40.	NOTICE
41.	GOVERNING LAW
42.	LEASE ENTIRE AGREEMENT
43.	BINDING EFFECT
44.	SECURITY DEPOSIT
45.	INTERPRETATION
46.	SEVERABILITY
47.	INDEPENDENT COVENANTS
48.	ADDITIONAL NOTICES
49.	GOVERNMENTALLY REQUIRED IMPROVEMENTS
50.	RECORDING - SHORT FORM MEMO
51.	REAL ESTATE BROKER
52.	CAPTIONS AND EXHIBITS
53.	SUBSTITUTION OF OTHER PREMISES Intentionally Omitted
54.	ADDITIONAL CHARGES FOR TAXES AND LANDLORD’S OPERATING EXPENSES
55.	HAZARDOUS MATERIAL
56.	TELEPHONE AND TELECOMMUNICATIONS SERVICE
57.	TRANSFER OF LANDLORD’S INTEREST
58.	TIME IS OF THE ESSENCE
59.	ADDITIONAL PROVISIONS
	59.01	Warranty Disclaimer
	59.02	Waiver of Trial by Jury
	59.03	Force Majeure

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Addendum
Exhibit A	Leased Premises Plan
Exhibit B	Rules and Regulations
Exhibit C	Lease Term Agreement
Exhibit D	Parking Agreement
Exhibit E	Landlord’s Waiver and Consent

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DENVER PLACE

Office Lease Facing Page

THIS OFFICE LEASE FACING PAGE, together with the General Lease Provisions and any Lease Guaranties, Exhibits and Addenda attached hereto, shall constitute the Lease between Tenant described below, as Tenant, and DENVER PLACE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord, for the Leased Premises described below, made and entered into as of the Lease Date specified below.

LEASE DATE:	October 24, 2000

LANDLORD:	DENVER PLACE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

TENANT:	ESCHELON TELECOM OF COLORADO, INC., a Minnesota corporation

LEASED PREMISES:

Suite Number:	126

Floor:	Main Floor, The Mall at Denver Place

Total Rentable Area
of the Leased Premises:	6000 rentable square feet

LEASE TERM:

Commencement Date:	January 15, 2001

Lease Period:	Ten (10) years, sixteen (16) days

Lease Expiration:	January 31, 2011

BASE RENT:

Months 1 through 120:	$9,250.00 per month

Proportionate Share of applicable taxes and
Building Operating Expenses:	6,000
754,288 = .80%

LEASE DEPOSIT:

$20,000.00 on the Commencement Date, $20,000 on the first anniversary of the Commencement Date and $20,000 on the second anniversary of the Commencement Date; to be reduced by $3,000.00 per year commencing on the fourth (4th) anniversary of the Commencement Date, provided Tenant is not in default in the performance of its obligations under the Lease, and continuing on each annual anniversary of the Commencement Date, provided Tenant is not in default in the performance of its obligations under the Lease.

GENERAL OFFICE LEASE PROVISIONS

WHEREAS, Landlord owns that building commonly known as Denver Place and located at 999 - 18th Street, Denver, Colorado 80202 (hereinafter called the “Building”), which is situated on a portion of real property being more particularly described as Lots 1 through 32 inclusive, Block 110, East Denver Subdivision City and County of Denver, State of Colorado. The Building, the land upon which the Building stands and the land and improvements surrounding the Building and designated from time to time by Landlord as land or common areas appurtenant to or servicing the Building, together with any other buildings or land located on the above-described real property are hereinafter called the “Real Property”; and

WHEREAS, Landlord has agreed to lease to Tenant the Leased Premises hereinafter described on the terms and conditions hereinafter set forth:

1.             THE LEASED PREMISES

1.01         NOW, THEREFORE, in consideration of the rent and the covenants and agreements hereinafter made on the part of the Tenant to be paid, observed and performed, the Landlord has demised and leased and by these presents does demise and lease the Leased Premises described on the Office Lease Facing Page, attached hereto and outlined in the Plan attached hereto as Exhibit A and forming part hereof but excluding therefrom any part of the exterior face of the Building to the Tenant, together with the right of the Tenant in common with the Landlord, its other tenants, sub-tenants and invitees thereof to the nonexclusive use of the following portions of the Building:

(a)           the entrance foyer and lobby of the Building; and

(b)           the common corridors on the floor of the Building on which the Leased Premises are situated and other areas appurtenant to or servicing the Building, together with public entrance doors, halls, stairways, passages, elevators, shipping and receiving areas and lavatories in the Building, provided, however, that Landlord shall have the right from time to time to eliminate, substitute, build upon or rearrange all of items (a) and (b) above, including, but not limited to, the garden court on the third floor of the Building, as Landlord deems appropriate in its discretion.

2.             DEFINITIONS

2.01         In this Lease or on the Office Lease Facing Page, the following terms or words shall have the following meanings:

(a)           “Business Day” means any of the days from Monday to Friday excluding any nationally recognized holiday.

(b)           “Commencement Date” means the date so designated on the Office Lease Facing Page, attached hereto, or the date which is forty-five (45) days after the date the Landlord provides the Leased Premises “shell” to Tenant in accordance with Article 67 of the Telecommunications Addendum, whichever last occurs.

(c)           “Net Rentable Square Feet” or “Net Rentable Area”, as the term is used throughout this Lease, for a multiple tenancy floor means the total square feet which is computed by measuring to the inside finish of permanent outer building walls, or to the center line of the glass if a portion of the outer building wall is glass, to the center line of corridor partitions, and to the center of partitions that separate the Leased Premises from adjoining rentable area. No deductions shall be made for columns and projections necessary to the Building.

(d)           “Net Rentable Square Feet” or “Net Rentable Area”, as the term is used throughout this Lease, for a single tenancy floor, means the total square feet which is computed by measuring to the inside finish of permanent outer building walls, or from the center line of glass. Net Rentable Area shall include all area within outside walls less stairs, elevator shafts, flues, pipe shafts, and vertical ducts. No deductions shall be made for columns and projections necessary to the Building. Lavatories or public toilets within and exclusively serving only that floor, janitor closets, electrical closets, telephone closets, slop sinks and a proportionate share of main and second floor lobby areas shall be included in Net Rentable Area.

(e)           “Normal Business Hours” means the hours from 8 a.m. to 6 p.m. on Business Days and the hours 8 a.m. to 1 p.m. on Saturday’s excluding nationally recognized holidays.

(f)            “Proportionate Share” means the amount so designated on the Office Lease Facing Page, attached hereto and calculated by dividing the Total Rentable Area as set forth on the Facing Page by 95% of the Total Rentable Area of the Building.

(g)           “Public Areas” means and shall include all square feet or areas on the floor less the Net Rentable square feet and less public stairs, public elevator shafts, flues, stacks, pipe shafts, vertical ducts and vents.

(h)           “Rent”, as the term is used throughout this Lease, shall denote the “Base Rent,” as is hereinafter defined, plus all other financial obligations of the Tenant hereunder which are herein described as “Additional Rental” or “Additional Rent.”

(i)            “Telecommunications Addendum” means the addendum attached hereto and containing Articles 60 through 72 of this Lease. The terms of the Telecommunications Addendum supplement and, in certain respects, supercede certain terms of this Lease. In the event of any conflict between the provisions of the Telecommunications Addendum and the provisions of the other portions of this Lease, the provisions of the Telecommunications Addendum shall control.

(j)            “Term” means the number of years and months in the Lease Period, set forth on the Office Lease Facing Page attached hereto, to be computed from 12 o’clock noon on the Commencement Date and expiring at 12 o’clock noon the last day of such Lease Term.

(k)           “Total Rentable Area of the Leased Premises” means the total square feet of the Net Rentable Area of the Leased Premises and Tenant’s Proportionate Share of the Public Areas.

(l)            “Total Rentable Area of the Building” shall mean 754,288 square feet, which is 95% of the rentable area of the Building.

3.             TERM OF LEASE

3.01         Tenant shall have the right to have and hold the Leased Premises for and during the Term subject to the payment of the Base Rent and the Additional Rent and the full and timely performance by Tenant of the covenants and conditions hereinafter set forth. In the event that the Term shall not have commenced on or before March 1, 2001, then this Lease may be terminated by either party upon delivery of written notice to the other party, and in such event both parties hereto shall be released from all obligations hereunder; provided, however, that in the event the delay in the commencement of the Term is due to a Tenant Delay (hereinafter defined) Tenant shall not have the right to elect to terminate this Lease pursuant to the provisions of this Section 3.01. In the event that the actual Commencement Date of the Lease is other than as set forth on the Office Lease Facing Page, Landlord and Tenant shall execute a Lease Term Agreement in the form attached hereto as Exhibit C.

4.             BASE RENT

4.01         Except as otherwise specifically provided by this Lease, Tenant covenants and agrees to timely pay without notice, deduction, set-off or abatement to the Landlord at DENVER PLACE ASSOCIATES LIMITED PARTNERSHIP, A/R DEPARTMENT, DENVER, COLORADO 80256-0165, or such other address as Landlord may notify Tenant of in writing yearly and every year during the Term hereof, Base Rent, in lawful money of the United States, payable in monthly installments set forth on the Office Lease Facing Page, attached hereto, commencing on the Commencement Date and each month thereafter, in advance on the first day of each month during the Term hereof. If the Term hereof commences on any day other than the first day of the month, Base Rent for the fractions of a month at the commencement of the Term shall be adjusted pro rata on a per diem basis using a thirty (30) day month. Landlord agrees to provide Tenant with invoices for each monthly installment of Base Rent at least thirty (30) days prior to the due date thereof.

5.             COMMENCEMENT AND CONDUCT OF BUSINESS

5.01         Tenant shall occupy the Leased Premises in a reputable manner and in compliance with the provisions of this Lease and the requirements of all applicable governmental laws and regulations.

6.             QUIET ENJOYMENT

6.01         Landlord covenants that if, and so long as Tenant performs each and every covenant, agreement, term, provision and condition of this Lease on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy its rights under this Lease without hindrance or molestation by Landlord or by any other person lawfully claiming the same, by, through, or under Landlord, subject to the covenants, agreements, terms, provisions and conditions of this Lease.

7.             SERVICES

7.01         Standard Services.

(a)           Climate Control. Subject to any applicable law, rule, or governmental order or regulation, Landlord shall provide climate control to the Leased Premises during Normal Business Hours to maintain a temperature adequate for comfortable occupancy, except during the making of repairs, alterations or improvements, provided that the recommendations of Landlord’s engineer regarding occupancy and use of the Leased Premises are complied with by Tenant, and provided that the Landlord shall have no responsibility or liability for failure to supply climate control service when stopped as aforesaid or when prevented from doing so by strikes or any cause beyond the Landlord’s reasonable control, including failure of any utility company to provide the Building with appropriate utility service, so long as such failure is not caused solely by the acts of Landlord. The Tenant acknowledges that the Landlord has installed in the Building a system for the purpose of climate control, which system is designed to heat and cool during normal occupancy of the Leased Premises as general offices on the basis of the recommendation of Landlord’s engineer regarding occupancy and use of the Leased Premises and based upon the window shading (which shading shall, unless otherwise consented to by Landlord, be uniform in the Building) being fully closed in those offices having exterior windows exposed to the sun and without regard to the Tenant’s specific use thereof or the installation of any computers or data processing equipment. Landlord will use commercially reasonable efforts to minimize any interruption of the supply of chilled water to the Leased Premises resulting from repairs, alterations or improvements. Notwithstanding the foregoing provisions of this Section 7.01(a) to the contrary, in the case of the substantial interruption of the chilled water supply to the Leased Premises, or any portion thereof, and if such interruption continues for seven (7) consecutive days without Landlord having provided reasonable substitute temporary services, and as a result Tenant is not using the Leased Premises (or portion affected) then Base Rent for the Leased Premises (or, if only a portion of the Leased Premises is affected, for such portion) shall be abated commencing on the first day following the seventh (7th) consecutive day of such interruption until the service in question has been restored.

(b)           Elevator Service.

(1)           Subject to the Rules and Regulations referred to in Section 13.01, the Landlord shall furnish to the Building in which the Leased Premises are located, except when repairs are being made, elevator service during Normal Business Hours, provided that the Tenant, its employees and all other persons using the same shall do so at their own risk.

(2)           There shall be no liability on the Landlord for any claim in respect of any failure by the Landlord to provide elevator service during any power failure or other cause beyond the control of the Landlord or by reason of the carrying out of any repairs, maintenance, or replacement of elevators, nor shall there be, as a result of the foregoing, any repayment of or reduction or abatement in the rent reserved hereby. Landlord will use commercially reasonable efforts to minimize any disruption to the Tenant resulting from repairs, maintenance, or replacement of elevators.

(c)           Janitorial Services. The Landlord shall cause, when reasonably necessary from time to time, the floors to be swept or vacuumed and windows to be cleaned and the desks, tables and other furniture of the Tenant to be dusted, trash removed (waste baskets), and replacement of fluorescent bulbs in Building standard lighting fixtures, all in keeping with a similar office building located in the downtown area of Denver, Colorado, provided, however, that Landlord shall not be responsible for any act of omission or commission on the part of the person or persons employed to perform such work; such work shall be done at the Landlord’s direction without interference by the Tenant, its servants or employees. Notwithstanding any provision of this section 7.01(c) to the contrary, Landlord shall provide no janitorial services to Tenant’s switch room located in the Leased Premises, and no janitorial personnel shall have access to such switch room, except as requested by Tenant and as coordinated by and between Tenant and Landlord’s building manager.

(d)           Water and Electricity. Subject to any law, rule or governmental order or regulation, the Landlord shall make available domestic water and, if available, at Landlord’s discretion, condenser water, in reasonable quantity and cause electric current to be supplied for lighting the Leased Premises and public halls and for the operation of office equipment, subject to the provisions of Sections 9 and 10 hereof.

7.02         Additional Services. The following services are being provided to the Leased Premises in addition to the standard services described in Section 7.01 above (“Additional Services”) and the costs and expenses incurred by Landlord will be charged directly to Tenant as an Additional Services Charge and will not be included in the Operating Expenses for the Building:

(a)           Climate Control Alterations. Intentionally Omitted.

(b)           Excess Utility Use. Intentionally Omitted.

(c)           Non-Standard Equipment. Intentionally Omitted.

(d)           Excess Janitorial Services. If Tenant requires any janitorial or cleaning services in excess of the amounts provided by Landlord according to subsection 7.01(c) (such as cleaning services beyond normal office janitorial services for kitchens, computer rooms, or other special use areas and carpet cleaning), Landlord will provide such excess services to Tenant within a reasonable period after Tenant’s request is made to the manager of the Building, provided that such excess services are available from Landlord’s regular janitorial or cleaning contractor. Tenant will pay the cost of such excess services as Additional Services. Landlord will also provide, within a reasonable period after Tenant’s request is made to the manager of the Building, or at Tenant’s cost and to the extent available to Landlord, replacement of bulbs, tubes, or ballasts in any Building non-standard lighting fixtures in the Leased Premises. Tenant will pay the costs of such services as Additional Services.

(e)           Excess Services. If Tenant requires any work, service, or materials performed for, or facilities or materials furnished to Tenant, to a greater extent or in a manner more favorable to Tenant than those performed for or furnished to other tenants of the Building, including, but not limited to, supplying paper towels, restocking recycling containers, hanging pictures or whiteboards, providing extra keys to the Leased Premises and any other work or services which relate to Tenant’s use of the Leased Premises, Landlord will provide such excess services to Tenant within a reasonable period after Tenant’s request is made to the manager of the Building provided that such excess services are available from the manager of the Building, or the contractors already retained by the manager of the Building. Tenant will pay the cost of such excess services as Additional Services.

7.03         Interruption of Service. Tenant agrees that Landlord shall not be liable for failure to supply any such heating, air conditioning, elevator or janitor services or electric current during any period when Landlord uses reasonable diligence to supply such services or current. It is understood that Landlord reserves the right to temporarily discontinue such services, or any of them, or such current at such time as may be necessary by reason of accident, repairs, alterations or improvements or whenever by reason of strikes, lockouts, riots, acts of God or any other happening beyond the control of Landlord. Landlord shall not be liable for damages to persons or property for any such discontinuance, nor shall such discontinuance in any way be construed as eviction of or cause an abatement of rent or operate to release Tenant from any of the Tenant’s obligations hereunder. Landlord’s obligation to furnish services or current shall be conditioned upon the availability of adequate energy sources from the public utility companies then servicing the downtown area of the City and County of Denver. Landlord shall have the right to reduce heating, cooling or lighting in the public areas in the Building as required by any mandatory or voluntary fuel or energy program. Landlord shall have the right to enter upon the Leased Premises at all reasonable times in order to make such repairs, alterations or adjustments as shall be necessary in order to comply with the provisions of any mandatory or voluntary fuel or energy saving allocation or similar statute, regulation or program. Except in the case of an emergency and provided Landlord has been informed of the name, address and telephone number of Tenant’s Operations Manager of the Leased Premises, Landlord shall not so enter upon the Leased Premises without first notifying and obtaining the consent of said Operations Manager, which consent shall not be unreasonably, withheld. Notwithstanding the foregoing provisions of this Section 7.03 to the contrary, in the case of the substantial interruption services, and if such interruption continues for seven (7) consecutive days without Landlord having provided reasonable substitute temporary services, and as a result Tenant is not using the Premises (or portion affected) then Base Rent for the Premises (or, if only a portion of the Premises is affected, for such portion) shall be abated commencing on the first day following the seventh (7th) consecutive day of such interruption until the service in question has been restored.

7.04         Telephone Service Paid by Tenant. Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of, and payment for all telephone services as may be required by Tenant in the use of the Leased Premises. Tenant shall directly pay for such telephone services, including the establishment and connection thereof, at the rates charged for such services by said authority or utility and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

8.             BUSINESS TAXES, ETC.

8.01         Tenant shall fully and timely pay all business and other taxes, charges, rates, duties, assessments and license fees levied, rates imposed, charged or assessed against or in respect of the Tenant’s occupancy of the Leased Premises or in respect of the personal property, trade fixtures, furniture and facilities of the Tenant or the business or income of the Tenant on and from the Leased Premises, if any, as and when the same shall become due, and to indemnify and hold Landlord harmless from and against all payment of such taxes, charges, rates, duties, assessments and license fees and against all loss, costs, charges and expenses occasioned by or arising from any and all such taxes, rates, duties, assessments and license fees.

8.02         Tenant shall promptly deliver to Landlord for inspection at Landlord’s option, upon written request of the Landlord, receipts for payment of all taxes, charges, rates, duties, assessments and licenses in respect of all improvements, equipment and facilities of the Tenant on or in the Leased Premises which were due and payable up to one (1) year prior to such request, and in any event to furnish to the Landlord, if requested by the Landlord, evidence, satisfactory to the Landlord of any such payments.

9.             METERS

9.01         Except as otherwise provided in the Telecommunications Addendum, Tenant shall pay as an Additional Services Charge, on demand, or Landlord may bill Tenant for such services with other Additional Services, the cost of any metering which may be requested by the Tenant to be installed by the Landlord in the Building for the purpose of determining any utility (including electricity and water) consumed in the Leased Premises or any metering which may be required by the Landlord to measure any excess usage of electricity, water or other utility or energy.

10.          USE OF ELECTRICITY

10.01       Except as otherwise provided in the Telecommunications Addendum, Tenant’s use of electricity in the Leased Premises shall be for the operation of building standard lighting, electrical fixtures, typewriters and other office machines and lamps and shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Leased Premises.

10.02       In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the Building’s electrical services, the Tenant shall not, without the Landlord’s prior written consent in each instance, connect any additional fixtures, appliances or equipment (other than normal office electrical fixtures, lamps, typewriters, and similar office machines) to the Building’s electrical distribution system or make any alterations or additions to the electric system of the Leased Premises existing at the commencement of the Term. If the Landlord grants such consent, the cost of all additional risers and other equipment required therefor shall be charged to Tenant as an Additional Services Charge and paid by Tenant to Landlord upon demand, or Landlord may bill Tenant for such services with other Additional Services. Furthermore, Tenant shall, at Landlord’s option, pay on demand as Additional Services, the cost of any electric current or other energy for the operation of heavy accounting equipment, copy equipment, computer equipment or other equipment requiring more than is necessary for normal business office use as determined by the Landlord.

11.          TENANT REPAIR

11.01       If the Building, the elevators, boilers, engines, pipes and other apparatus, or members or elements of the Building (or any of them) used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building or the roof or outside walls of the Building or parking facilities of Landlord become damaged or are destroyed through the negligence, carelessness or misuse of the Tenant, its servants, agents, employees or anyone permitted by Tenant to be in the Building, or through Tenant, then the cost of the necessary repairs, replacements or alterations shall be borne by the Tenant who shall forthwith pay the same on demand to the Landlord as Additional Rent.

11.02       Tenant shall keep the Leased Premises in as good order, condition and repair as when they were entered upon, loss of fire (unless caused by the negligence of Tenant, its agents, employees or invitees), unavoidable accident or ordinary wear and tear excepted. If Tenant fails to keep the Leased Premises in such good order, condition and repair as required hereunder to the satisfaction of Landlord, Landlord may restore the Leased Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s property or business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon demand, the cost of restoring the Leased Premises to such good order and condition and of the making of such repairs. Except in the case of an emergency, Landlord shall not make such repair or restoration without providing Tenant with prior written notice thereof.

11.03       Tenant shall deliver, at the expiration of the Term hereof or sooner upon termination of the Term, the Leased Premises in good repair as aforesaid and in a state of broom cleanliness. In the event Tenant fails to vacate the Leased Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such failure, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Leased Premises.

11.04       Tenant shall leave the Leased Premises at the end of each Business Day in a reasonably tidy condition for the purpose of allowing the performance of the Landlord’s cleaning services hereinabove described.

12.          ASSIGNMENT, SUBLETTING, PARTING WITH POSSESSION

12.01       Tenant shall not permit any part of the Leased Premises to be used or occupied by any persons other than the Tenant, any subtenants permitted under Section 12.02 and the employees of the Tenant and any such permitted subtenant, or permit any part of the Leased Premises to be used or occupied by any licensee or concessionaire, or permit any persons to be upon the Leased Premises other than the Tenant, such permitted subtenants, and their respective employees, customers and others having lawful business with them.

12.02       Tenant shall not assign or sublet nor part with the possession of all or part of the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided, however, such consent to any assignment or subletting shall not relieve the Tenant from its obligations for the payment of all rental due hereunder and for the full and faithful observance and performance of the covenants, terms and conditions herein contained. Landlord shall be entitled to withhold consent to a proposed assignment arbitrarily if Landlord exercises the right hereinafter set out in Section 12.03. The sale of fifty percent (50%) or more of the stock of Tenant, if Tenant is a corporation, shall constitute an assignment of the Lease for purposes of this Section 12.02. Consent of the Landlord to an assignment or subletting shall not in any way be construed to relieve the Tenant from obtaining the consent of the Landlord to any further assignment or subletting. Without limitation of the circumstances in which Landlord’s withholding of consent to an assignment or subletting shall not be unreasonable, it shall not be unreasonable for Landlord to withhold its consent if the reputation, financial responsibility, or business of the proposed assignee or subtenant is unsatisfactory to Landlord in its reasonable discretion, or if Landlord reasonably deems such business to be not consonant with that of other tenants in the Building, or if the intended use by the proposed assignee or subtenant conflicts with any prior written commitment made by Landlord to any other tenant in the Building, or if the proposed assignee or subtenant is a Prohibited Entity (hereinafter defined). For the purposes of this Lease, “Prohibited Entity”, unless otherwise agreed in writing by Landlord, shall mean (i) a governmental or a governmental subdivision, instrumentality or agency, (ii) a school, college or university, (iii) an employment, recruitment or temporary help service or agency, (iv) a collection agency, (v) any entity or an affiliate thereof which has previously defaulted in the performance of its obligations under a lease concerning any portion of the Building or any portion of that building known as the Denver Place Plaza Tower, also known and numbered as 1099 - 18th Street, Denver, Colorado 80202 (“Plaza Tower”), (vi) any tenant or subtenant of the Building or Plaza Tower, or (vii) any person or entity or any of their affiliates, with whom Landlord, or any affiliate of Landlord, has negotiated to lease space in the Building or Plaza Tower within the six month period preceding Tenant’s request for an assignment or sublease.

12.03       If Tenant requests Landlord’s consent to an assignment of this Lease or to a subletting of the whole or any part of the Leased Premises, Tenant shall submit to Landlord a written statement, including, without limitation, the name of the proposed assignee or subtenant, a description of the terms and conditions of the proposed assignment or sublease, including the amount of rent Tenant will be charging the proposed assignee or subtenant, and such information as to the nature of its business and its financial responsibility and standing as Landlord may reasonably require, and the effective date of the proposed assignment. Upon receipt of such request and information from Tenant, Landlord shall have the right exercisable by notice in writing within fourteen (14) days after such receipt to cancel and terminate this Lease if the request is to assign this Lease or to sublet all of the Leased Premises or, if the request is to assign or sublet a portion of the Leased Premises to cancel and terminate the Lease with respect to such portion, in each case as of the date set forth in Landlord’s notice of exercise of such right, which shall be neither less than sixty (60) nor more than one hundred and twenty (120) days following the giving of such notice. If Landlord shall exercise such right Tenant shall surrender possession of the entire Leased Premises or the portion which is the subject of the right, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Leased Premises at the expiration of the Term. If this Lease shall be canceled as to a portion of the Leased Premises only, the Base Rent payable by the Tenant under this Lease shall be abated proportionately.

12.04       If any time during the Term hereof: (a) any part or all of Tenant’s capital stock or voting rights of shareholders shall be transferred by sale, assignment, bequest, inheritance, trust, operation of law or other disposition, or shares be issued so as to result in a change in the control of Tenant by reason of the change in ownership of greater than fifty percent (50%) of the capital stock of Tenant; and (b) as a result of such change in control, there occurs a decrease in Tenant’s net worth, then the Landlord shall have the right to terminate this Lease. The Tenant shall, upon request of the Landlord, make available to the Landlord for inspection or copying or both, all such records of the Tenant which, alone or with other data, show the applicability or inapplicability of this Section 12.04. If any executive officer of the Tenant shall, upon request of the Landlord fail or refuse to furnish to the Landlord data, which alone or with other data, show the applicability of Section 12.04, then the Landlord may terminate this Lease on sixty (60) day’s notice as aforesaid. This Section 12.04 shall not apply to the Tenant from and after the date the control of the Tenant is represented by shares listed on a national stock exchange or the NASDAQ Quotation System.

12.05       Contemporaneously with any request or proposal by Tenant to sublet or assign any part of this Lease, Tenant shall pay all reasonable costs, including reasonable attorneys’ fees, incurred by Landlord, in connection with Landlord’s investigation of any financial or other information of the proposed assignee or subtenant. The payment of such costs shall not obligate Landlord in any way to consent to any proposed assignment or subletting nor shall the amount of costs paid by Tenant be applied or used as a set-off to any amounts due or to become due by Tenant to Landlord.

12.06       Landlord and Tenant further agree that Tenant shall not publish or otherwise disseminate any written advertising material in connection with any proposed assignment or sublease of all or any portion of the Leased Premises (the Advertising”) without Landlord’s prior written approval of the same, which approval shall not be unreasonably withheld; provided, however, that no Advertising shall contain any reference to the price to be charged in connection with any proposed assignment or sublease.

12.07       Notwithstanding anything to the contrary contained herein, if Tenant, as a debtor-in-possession (the “DIP”), or a trustee for the estate in bankruptcy of Tenant (the “Trustee”), assumes this Lease and proposes to assign this Lease, or sublet the Leased Premises (or any portion thereof), pursuant to the provisions of the Federal Bankruptcy Code, 11 U.S.C. Sections 101 et seg. (the “Bankruptcy Code”) to any person, partnership, corporation or other entity (the “Proposed Assignee”), then such assumption of this Lease and any such assignment or sublease shall be subject to all of the following:

(a)           If the rental agreed upon between the DIP or the Trustee, as the case may be, and the Proposed Assignee under any proposed assignment or sublease of the Premises (or any part thereof) is greater than the rental rate that Tenant must pay Landlord hereunder for that portion of the Leased Premises that is subject to such proposed assignment or sublease, or if any consideration shall be received by the DIP or the Trustee, as the case may be, in connection with any such proposed assignment or sublease, then all such excess rental or such consideration shall be paid or delivered to Landlord, and shall not constitute property of the DIP, the Trustee, or of the estate of Tenant, as the case may be, within the meaning of the Bankruptcy Code; and

(b)           Any proposed assignment or sublease of this Lease by the DIP or the Trustee, as the case may be, pursuant to provisions of the Bankruptcy Code shall provide adequate assurance of future performance under this Lease by the Proposed Assignee, which adequate assurance shall include, as a minimum, the following: (i) any Proposed Assignee of the Lease shall deliver to Landlord a security deposit in an amount equal to at least three (3) monthly installments of Base Rent accruing under this Lease; (ii) any Proposed Assignee of the Lease shall provide to Landlord an unaudited financial statement, certified to be accurate by such Proposed Assignee or by an officer, director or partner thereof and dated no later than six (6) months prior to the effective date of such proposed assignment or sublease, which financial statement shall show, the Proposed Assignee to have a net worth equal to at least the Rent that shall accrue under this Lease for the next year of the Term; (iii) any Proposed Assignee shall pay all Rent not previously paid under this Lease including all payments which have been suspended, mitigated, nullified or reduced to a claim of any kind against Tenant or the Tenant’s property, by operation of law or otherwise; and (iv) any Proposed Assignee shall assume Tenant’s obligation to pay Landlord’s attorneys’ fees pursuant to the provisions of this Lease.

This Section 12.07 shall not apply to any assignment or sublease other than pursuant to the provisions of the Bankruptcy Code, nor shall it in any way limit Landlord’s right to damages or other relief in a proceeding under the Bankruptcy Code.

13.          RULES AND REGULATIONS

13.01       Tenant and employees and all persons visiting or doing business with the Tenant in the Leased Premises shall be bound by and shall observe the reasonable Rules and Regulations promulgated from time to time by the Landlord relating to the Building or the Leased Premises of which notice in writing shall be given to the Tenant and all such rules and regulations shall be deemed to be incorporated into and be a part of this Lease. Tenant acknowledges that attached hereto as Exhibit B and incorporated herein by this reference are the current Rules and Regulations promulgated by the Landlord for the Building. Any continuing and material default by Tenant in the performance or observance of such rules and regulations after written notice thereof has been sent by Landlord and received by Tenant shall be a default hereunder and Landlord shall have all remedies provided for in this Lease in the event of default by Tenant. Landlord, however, shall not be responsible to Tenant for nonobservance by any other tenant or person of such rules or regulations.

14.          USE OF LEASED PREMISES

14.01       Except as expressly permitted by prior written consent of the Landlord, the Leased Premises shall not be used other than for the operation of telecommunications switches and related equipment and for associated general business office purposes. All use of the Leased Premises shall comply with the terms of this Lease and all applicable laws, ordinances, regulations or other governmental ordinances from time to time in existence, including but not limited to the Skyline Urban Renewal Plan and the deed restriction imposed thereunder by the Denver Urban Renewal Authority.

15.          TENANT’S INSURANCE

15.01       (a)           Tenant shall, during its occupancy of the Leased Premises and during the entire Term hereof, at its sole cost and expense, obtain, maintain and keep in full force and effect, and with the Tenant, the Landlord and the mortgagees of the Landlord named as beneficiaries therein as their respective interests may appear, the following types and kinds of insurance:

(i)            “All Risk” or “Special Coverage Form” insurance upon property of every description and kind owned by the Tenant and located in the Building or for which the Tenant, is legally liable or installed by or on behalf of the Tenant, including, without limitation, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement in an amount not less than eighty percent (80%) of the full replacement cost thereof, and in the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of the Landlord or the mortgagees of the Landlord shall be conclusive.

(ii)           Public Liability coverage with respect to the Leased Premises and Tenant’s use of any part of the Building which coverage shall include the business operations conducted by the Tenant and any other persons on the Leased Premises. Insurance shall be a Comprehensive-General Liability form (including Contractual Liability) in an amount not less than $1,000,000.00 per person and $3,000,000.00 per occurrence whether involving personal injury liability, (or death resulting therefrom) or property damage liability, or a combination thereof with a minimum aggregate limit of $3,000,000.00 or such higher limits as the Landlord may reasonably require from time to time.

(iii)          Any other form or forms of insurance as the Tenant or the Landlord or the mortgagees of the Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

(iv)          Business interruption insurance in such amounts as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Leased Premises or to the Building as a result of such perils.

(v)           If Tenant performs any work on the Leased Premises, prior to the commencement of any such work, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that workmen’s compensation and public liability insurance and property damage insurance, all in the amounts satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work.

(b)           All property damage policies written on behalf of the Tenant shall contain a waiver of any subrogation rights which the Tenant’s insurers may have against the Landlord and against those for whom the Landlord is, in law, responsible whether any such damage is caused by the act, omission or fault of the Landlord or by those for whom the Landlord is, in law, responsible.

(c)           All policies shall be taken out with insurers acceptable to the Landlord and in form satisfactory from time to time to the Landlord. All policies shall name Landlord as an additional insured. The Tenant agrees that certificates of insurance, or, if required by the Landlord or the mortgagees of the Landlord, certified copies of each such insurance policies will be delivered to the Landlord as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after Tenant takes possession of all or any part of the Leased Premises. All policies shall contain an undertaking by the insurers to notify the Landlord and the mortgagees of the Landlord in writing not less than thirty (30) days prior to any material change, cancellation or other termination thereof.

(d)           The Tenant covenants and agrees that in the event of damage or destruction to the leasehold improvements in the Leased Premises covered by insurance required to be taken out by the Tenant pursuant to subsection 15.01(a)(i), the Tenant will use the proceeds of such insurance for the purpose of repairing or restoring such leasehold improvements. In the event of damage to or destruction of the Building entitling the Landlord to terminate this Lease pursuant to Section 31.02 hereof, then, if the Leased Premises have also been damaged, the Tenant will pay to the Landlord all of its insurance proceeds relating to the leasehold improvements in the Leased Premises and if the Leased Premises have not been damaged, the Tenant will deliver to the Landlord, in accordance with the provisions of this Lease, the leasehold improvements and the Leased Premises.

16.          CANCELLATION OF INSURANCE

16.01       If any insurance policy upon the Building or any part thereof shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced or the premium therefor increased, in any way by reason of the use or occupation of the Leased Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant or by anyone permitted by the Tenant to be upon the Leased Premises and, if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation, reduction of coverage, or increase in premium within forty-eight (48) hours after notice, the Landlord may, at its option, enter Upon the Leased Premises and attempt to remedy such condition or demand payment of the amount of increased premium by Tenant and the Tenant shall forthwith pay the cost thereof to the Landlord as Additional Rent. The Landlord shall not be liable for any damage or injury caused to any property of the Tenant or of other located on the Leased Premises as a result of such entry. In the event that the Landlord shall be unable to remedy such condition, then Landlord shall have all of the remedies provided for in the Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Section 16.01, if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligation hereunder and Landlord shall have no obligation to attempt to remedy.

17.          OBSERVANCE OF LAW

17.01       Tenant shall comply with all provisions of law, including, without limitation, federal, state, county and city laws, ordinances and regulations and any other governmental, quasi-governmental or municipal regulations which relate to the partitioning, equipment operation, alteration, occupancy and use of the Leased Premises, and to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the

Leased Premises. Moreover, the Tenant shall comply with all police, fire, and sanitary regulations imposed by any federal, state, county or municipal authorities, or made by insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted in the Leased Premises. Notwithstanding the foregoing, it shall be the Landlord’s responsibility to comply with federal, state, county and city legislative enactments, building codes and any other governmental or municipal which relate to the Building insofar as they may require changes of a structural nature in the Building, provided, nevertheless, that such changes shall be the responsibility of the Tenant if there are changes required to be made in the Tenant’s improvements or partitioning whether such changes are required by reason of the nature of the use or improvements contemplated or made by the Tenant. As of the date of this Lease, Landlord has received no notice from any governmental authority with jurisdiction over the Building that the Building is not in compliance with any laws, codes, rules, ordinances or regulations to which the Building is subject.

18.          WASTE AND NUISANCE

18.01       Tenant shall not commit, suffer or permit any waste or damage or disfiguration or injury to the Leased Premises or common areas in the Building or the fixtures and equipment located therein or thereon, or permit or suffer any overloading of the floors thereof and shall not place therein any safe, heavy business machinery, computers, data processing machines, or other heavy items without first obtaining the consent in writing of the Landlord and, if requested, by Landlord’s superintending architect, and not use or permit to be used any part of the Leased Premises for any dangerous, noxious or offensive trade or business, and shall not cause or permit any nuisance, noise or action in, at or on the Leased Premises.

19.          ENTRY BY LANDLORD

19.01       Tenant shall permit the Landlord, its servants or agents to enter upon the Leased Premises, which entry shall be, except in the case of an emergency, at reasonable times and upon reasonable oral notice to Tenant, to make repairs, alterations or improvements to the Building, or for the purpose of having access to the underfloor or ceiling ducts, if any, or to the access panels to mechanical shafts (which the Tenant agrees not to obstruct), and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby. Subject to the provisions of the immediately preceding sentence, the Landlord, or its servants or agents may at any time and from time to time enter upon the Leased Premises to remove any article or remedy any condition which in the opinion of the Landlord, reasonably arrived at, would be likely to lead to cancellation of any policy of insurance hereof, and such entry by the Landlord shall not be deemed to be re-entry under subsection 36.01(b) hereof. The Landlord shall use commercially reasonable efforts to proceed hereunder in such manner as to minimize interference with the Tenant’s use and enjoyment of the Leased Premises.

20.          INDEMNIFICATION OF LANDLORD

20.01       Tenant shall indemnify the Landlord and save it harmless from and against any and all loss (including loss of rentals payable by the Tenant or other tenants in the event of loss either directly or indirectly caused by commission or omission of Tenant), claims, actions, damages, liability and expenses in connection with loss of life, personal injury and damage to property arising from any occurrence in, upon or at the Leased Premises or any part thereof, or occasioned wholly or in part by any act or willful misconduct of the Tenant, its agents, or contractors, employees, servants, licensees, or concessionaires or invitees or by anyone permitted to be on the Leased Premises by the Tenant. In case the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect and hold the Landlord harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by the Landlord in connection with such litigation.

20.02       Unless caused by the gross negligence of Landlord, Tenant shall neither hold nor attempt to hold Landlord liable for any injury or damage, either proximate or remote, occurring through or caused by any repairs, alteration, injury or accident to the Leased Premises, to adjacent premises or other parts of the Building not herein demised, or for any injury or damage occasioned by gas, smoke, rain, snow, wind, ice, hail, lightning, earthquake, war, civil disorder, strike, defective electrical wiring, or the breaking or stoppage of the plumbing or sewage upon or in the Building or adjacent premises, whether said breaking or stoppage results from freezing or otherwise.

21.          EXHIBITING PREMISES

21.01       Tenant shall permit the Landlord or its agents to exhibit and show the Leased Premises to prospective tenants during Normal Business Hours of the last twelve (12) months of the Term or any renewal thereof.

22.          ALTERATIONS

22.01       Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements or additions to the Leased Premises. If Landlord consents to any alterations, improvements or additions, it may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, Landlord’s approval of plans and specifications for the work (but Tenant shall not be entitled to rely upon such approval as evidencing that the plans and specifications are proper in any respect), use of Landlord’s approved contractors to perform the work, insurance against liabilities which may arise out of such work, permits necessary for such work and as-built drawings upon completion of such work, and the furnishing to Landlord of such security as is determined by Landlord to be appropriate for the proper completion or such work and its completion free of mechanic’s, materialmen’s and similar liens or claims thereof. All work done by Tenant or its contractors shall be done in a first-class workmanlike manner, using only good grades of materials and without disturbing other tenants and shall comply with all insurance requirements and all applicable laws or ordinances and rules and regulations of governmental departments or agencies. Before proceeding with any such work, Tenant shall reimburse Landlord for Landlord’s costs of Landlord’s architects’ review of Tenant’s plans and specifications. Any work performed by or for Tenant shall be performed by competent workmen whose labor union affiliations are compatible with those of the workmen who may be employed in the Building by Landlord, its contractors or subcontractors, and Landlord shall have the right, at its option, to directly supervise the work, which supervision shall be for the protection of Landlord’s interest only.

22.02       If Tenant requests that Landlord, through its contractors, perform the work associated with any alteration, improvement or addition to the Leased Premises, and Landlord agrees, in its sole discretion, to perform such work, Landlord shall provide Tenant with a Tenant Work Order describing the work to be performed by Landlord and stating the total cost to Tenant for the performance of the work. Upon Tenant’s acceptance of the Tenant Work Order, the total cost for the work stated therein shall become a charge or money obligation herein required to be paid by Tenant in accordance with the provisions of the Tenant Work Order and subject to the Default and Remedies provisions of this Lease set forth in Sections 35.01 through 36.05, inclusive. All work performed by Landlord under this Section 22.02 shall be subject to the provisions of Section 22.01.

22.03       Except as provided in the Telecommunications Addendum, all alterations, additions or improvements made by Tenant and all fixtures attached to the Leased Premises shall become the property of Landlord and remain at the Leased Premises or, at Landlord’s option, any or all of the foregoing shall be removed at the cost of Tenant before the expiration or sooner termination of this Lease and in such event Tenant shall repair all damage to the Leased Premises caused by the installation and/or removal thereof. Tenant shall not permit or suffer any signs advertisements or notices to be displayed, inscribed upon or affixed on any part of the outside or inside of the Leased Premises, or in the Building, except on the entrance doors of the Leased Premises, and then only of such size, color and style as Landlord may approve. Landlord shall have the right to remove unauthorized signs at Tenant’s expense.

23.          GLASS

23.01       Landlord shall pay on demand the cost of replacement with as good quality and size of any glass broken on the Leased Premises, including outside windows and doors of the perimeter of the Leased Premises (including perimeter windows in the exterior walls) during the continuance of this Lease, unless the glass shall be broken by the Tenant, its servants, employees or agents acting on its behalf, in which event Tenant shall pay on demand the cost of replacement.

24.          SIGNS AND ADVERTISING

24.01       Tenant shall not install, paint, display, inscribe, place or affix any sign, picture, advertisements, notice, lettering or direction on any part of the outside of the Building or in the interior of the Leased Premises or other portion of the Building. The Landlord will prescribe a uniform pattern of identification signs for tenants to be placed on the outside of the doors leading into the Leased Premises and other than such identification signs, Tenant shall not install, paint, display, inscribe, place or affix, or otherwise attach, any sign, picture, advertisement, notice, lettering or direction on the outside of the Leased Premises for exterior view without the written consent of the Landlord.

25.          NAME OF BUILDING

25.01       Tenant shall not refer to the Building by other than that designated from time to time by the Landlord, nor to use such name for any purpose other than that of the business address of Tenant provided that the Tenant may use the street address of the Building assigned to it by the Landlord instead of the name of the Building.

26.          SUBORDINATION AND ATTORNMENT

26.01       This Lease is subject to and subordinate to all mortgages, deeds of trust, or other security instruments (including any deed of trust and mortgage securing bonds and all indentures supplemental thereto), whether now in existence or subsequently placed on the Real Property and to all underlying, superior, ground or land leases, master leases or primary leases (all of which are hereinafter referred to collectively as “Mortgage”) which may now or hereafter encumber the Real Property of which the Leased Premises are a part (the mortgagee under any such Mortgage or the lessor under any such lease is referred to herein as “Landlord’s Mortgagee”), and to all or any declaration of covenants regarding maintenance or use of any areas contained in any portion of the Building, and all advances, renewals, modifications, consolidations, replacements and extensions thereof of such mortgages and leases and declaration of covenants which may now or hereafter affect the Leased Premises or any part thereof. This clause shall be self-operative and no further instrument of subordination shall be required in order for the same to be effective. Notwithstanding the foregoing, Tenant hereby appoints the Landlord, the agent, or attorney of the Tenant coupled with an interest for the purpose of executing any acknowledgment or agreement required by Landlord’s Mortgagee. Tenant, hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale, through foreclosure of a Mortgage or otherwise. If Landlord’s Mortgagee shall elect to have this Lease superior to the lien of its Mortgage, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage, whether this Lease is dated prior or subsequent to the date of said Mortgage or the date of recording thereof. With respect to any Mortgage first encumbering the Building subsequent to the Commencement Date of the Lease, upon Tenant’s request, Landlord will use its good faith efforts to cause Landlord’s Mortgagee to agree that so long as Tenant is not in default of its obligations under the Lease, the Lease will not be terminated and Tenant’s possession of the Leased Premises will not be disturbed by the termination or foreclosure, or proceeds for enforcement, of such Mortgage.

27.          ACCEPTANCE OF PREMISES

27.01       On or before December 1, 2000, or such other date as Landlord has completed its completion obligations (“Landlord’s Completion Obligations”), as set forth in Article 67 of the Telecommunications Addendum, Tenant and Landlord shall prepare a mutually agreed upon list (“Punch List”) of items of the Landlord’s Completion Obligations which need to be corrected or repaired. Landlord agrees to correct the items set forth on the Punch List within thirty (30) days after the Punch List has been prepared. In the event Landlord fails to correct any item set forth on the Punch List within said thirty (30) day period, Tenant may, at its sole discretion, correct or repair such Punch List item(s) provided that: (i) Tenant delivered a written notice to landlord indicating that Tenant intended to correct or repair such Punch List item(s) at least ten (10) days prior to commencing any correction or repair; and (ii) the repair or correction of such Punch List item(s) does not affect the structure of the Building, the electrical, life safety, HVAC, mechanical or plumbing systems of the Building or any area of the Premises above the ceiling grid. In the event Tenant corrects or repairs any Punch List item in accordance with the terms of this Section 27.01 Tenant shall be permitted to offset against Base Rent due hereunder an amount equal to the actual out-of-pocket costs and expenses incurred by Tenant in correcting or repairing such Punch List item(s). Tenant shall provide Landlord with a copy of any bills, invoices, statements and checks evidencing Tenant’s payment of all such costs and expenses at or prior to Tenant’s offset against the payment of Base Rent. Tenant acknowledges that it will examine the Leased Premises before taking possession hereunder and agrees that, except for the Punch List items, Tenant shall be conclusively deemed to have examined the Leased Premises and that the same were in good order and such taking of possession shall be conclusive evidence as against the Tenant that at the time thereof the Leased Premises were in good order and satisfactory condition, subject to the Punch List items and/or latent defects, if any, and shall be acknowledgment of satisfactory completion of Landlord’s Completion Obligations, except for the Punch List items.

27.02       Tenant agrees that there is no promise, representation or undertaking by or binding upon the Landlord with respect to any alteration, remodeling or redecorating of or installation of equipment or fixtures in the Leased Premises, except such, if any, as are expressly set forth in this Lease.

28.          ESTOPPEL CERTIFICATES

28.01       Tenant and Landlord agree that at any time and from time to time upon not less than ten (10) business days’ prior notice from the other, the noticed party shall execute and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the amount of the annual rental then being paid hereunder, the dates to which the same, by installment or otherwise, and other charges hereunder have been paid, and whether or not there is any existing default of which either the Landlord or the Tenant has knowledge and such other information reasonably required by the requesting party.

28.02       Landlord acknowledges and agrees that security interests and liens, if any, granted by Tenant to third party lenders and covering Tenant’s equipment and fixtures shall be superior to any title or interest which the Landlord may at any time have therein, and, during the term of the Lease, Landlord will not assert against any of Tenant’s equipment and fixtures any title or any statutory, common law, contractual or possessory lien, including, without limitation, rights of levy or distraint for rent, Landlord agrees that any of Tenant’s lenders may remove Tenant’s equipment and fixtures from the Leased Premises provided that such lender repairs any damage to the Leased Premises and the improvements located in the Leased Premises caused by such removal. Landlord agrees to execute and deliver, at Tenant’s expense and concurrently with Landlord’s execution of this Lease, a Landlord’s Waiver and Consent in the form of Exhibit E attached hereto and such other waivers and consents consistent with the foregoing as may be reasonably requested, from time to time, by one or more of Tenant’s lenders.

29.          FIXTURES

29.01       Except as otherwise provided in the Telecommunications Addendum, any or all installations, alterations, additions, partitions and fixtures other than Tenant’s trade fixtures in or upon the Leased Premises, whether placed there by the Tenant or the Landlord, shall, immediately upon such placement, become the property of the Landlord without compensation therefor to the Tenant. Notwithstanding anything herein contained, the Landlord shall be under no obligation to repair, maintain or insure such installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant. The Landlord may elect that any or all installations made or installed by or on behalf of the Tenant be removed at the end of the Lease Term and it shall be the Tenant’s obligation to restore the Leased Premises to the conditions they were in previous to such alterations, installations, partitions and fixtures. Such removal and restoration shall be at the sole expense of the Tenant.

30.          LANDLORD’S INSURANCE

30.01       The Landlord covenants and agrees that throughout the Term it will insure the Building (excluding foundations and excavations) and the machinery, boilers and equipment contained therein owned by the Landlord (excluding any property with respect to which the Tenant is obliged to insure pursuant to the provisions of Section 15.01 hereof) against damage by fire and extended perils coverage in such reasonable amounts as would be carried by a prudent owner of a similar property in the same locale. The Landlord will also, throughout the Term, carry public liability and property damage insurance with respect to the operation of the Building in reasonable amounts as would be carried by a prudent owner of a similar property in the same locale. The Landlord may, but shall not be obliged to, take out and carry any other form or forms of insurance as it or Landlord’s Mortgagee may reasonably determine advisable. Notwithstanding any contribution by the Tenant to the cost of insurance premiums, as provided herein, the Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by the Landlord and that such insurance will be for the sole benefit of Landlord with no coverage for Tenant for any risk insured against.

All property damage policies written on behalf of the Landlord shall contain a waiver of any subrogation rights which the Landlord’s insurers may have against the Tenant and against those for whom the Tenant is, in law, responsible whether any such damage is caused by the act, omission or fault of the Tenant or by those for whom the Tenant is, in law, responsible.

31.          FIRES, ETC.

31.01       In the event of damage to the Leased Premises by fire, or other casualty, or damage resulting from structural defect, or damage by other casualty against which the Landlord is insured, and which is not caused by the negligence of Tenant, rent shall abate in the proportion that the unusable portion of the Leased Premises as reasonably determined by Landlord is of the Total Rentable Area of the Leased Premises until the Leased Premises are rebuilt; and the Landlord agrees that it will with reasonable diligence repair such damage under the terms hereof, unless this Lease is terminated as hereinafter provided in Sections 31.02 and 31.03.

31.02       Notwithstanding any provisions of Section 34.01 to the contrary, if the Leased Premises are damaged or destroyed by any cause whatsoever, and if, in the reasonable opinion of the Landlord, the Leased Premises cannot be rebuilt or made fit for the purposes of the Tenant within ninety (90) days of the damage or destruction, then either the Landlord or the Tenant, may at its option, terminate this Lease by giving to the other, within thirty (30) days after such damage or destruction, notice of termination, and thereupon, rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid to the date of such damage and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord; provided, however, that those provisions of this Lease which are designated to cover matters of termination and thereafter shall survive the termination hereof.

31.03       Notwithstanding any provisions of Section 34.01 to the contrary, irrespective of whether the Leased Premises are damaged or destroyed, in the event that fifty percent (50%) or more of the Total Rentable Area of the Building is damaged or destroyed or made unusable by any cause whatsoever, and if, in the reasonable opinion of the Landlord the said Total Rentable Area of the Building cannot be rebuilt or made fit for the purpose of the tenants of such space within one hundred and eighty (180) days after the damage or destruction, either Landlord or Tenant may, at its option, terminate this Lease by giving to the other, within thirty (30) days after such damage, notice of termination requiring Tenant to vacate the Leased Premises sixty (60) days after delivery of the notice of termination and thereupon, rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid to the date on which possession is relinquished and the Tenant shall deliver up possession of the Leased Premises to the Landlord in accordance with such notice of termination.

31.04       If the fire or other casualty causing damage to the Leased Premises or other parts of the Building shall have been caused by the negligence or misconduct of Tenant, its agents, servants, or employees, or by any other persons entering the Building under express or implied invitation of Tenant and the cost of such repair is not otherwise covered by Landlord’s insurance, such damage shall be repaired by Landlord at the expense of Tenant (including, without limitation, the cost of any deductibles or insurance).

31.05       Until completion repairs as set forth in Section 31.01 by Landlord for the purpose of enabling Tenant to resume its telecommunications switching operations as soon as practicable, Landlord agrees to permit Tenant to park vehicles containing temporary switching equipment adjacent to the Building and permit Tenant to connect such temporary switching equipment to Tenant’s Equipment in the Building.

32.          CONDEMNATION

32.01       If more than twenty percent (20%) of the Total Rentable Area of the Leased Premises shall be taken by eminent domain, or by conveyance in lieu thereof, and if such taking interferes substantially with the Tenant’s use of the Leased Premises, then this Lease, at the option of either party evidenced by notice to the other given within thirty (30) days from the taking or conveyance, shall forthwith cease and terminate entirely. In the event of such termination of this Lease, then rental shall be due and payable to the actual date of such termination. If less than twenty percent (20%) of the Total Rentable Area of the Leased Premises shall be taken, or if more than twenty percent (20%) of the Leased Premises is taken and neither party terminates this Lease, this Lease shall cease and terminate as to that portion of the Leased Premises so taken as of the date of taking, and the rental thereafter payable under this Lease shall be abated pro rata from the date of such taking in an amount by which that portion of the Total Rentable Area of the Leased Premises prior to such taking. If any part of the Building or Real Property shall be taken by eminent domain, or by conveyance in lieu thereof, and if such taking substantially interferes with the Landlord’s ownership or use of the Building, the Landlord, at its option, may terminate this lease as of the date of such taking. In any event, the Landlord shall receive the entire award for the land and improvements taken by condemnation and the Tenant shall not be entitled to any portion thereof.

33.          LOSS AND DAMAGE

33.01       The Landlord shall not be liable or responsible in any way for:

(a)           any death or injury arising from or out of any occurrence in, upon or at the Building or for damage to property of the Tenant or others located on the Leased Premises, nor shall it be responsible in the event of damage to any property of the Tenant or others from any cause whatsoever, unless such damage, loss, injury or death results from the gross negligence of the Landlord, its agents, servants, or employees or others for whom it may be responsible. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Leased Premises or from the pipes, appliances, or plumbing works, roof, street, or subsurface of any floor or ceiling or from any other place or because of dampness or climatic conditions from any other cause of whatsoever kind. The Landlord shall not be liable for any damage whatsoever caused by any other tenant or persons in the Building, or by an occupant of adjacent property thereto, or the public, or construction of any private, public or quasi-public work. All property of the Tenant kept or stored on the Leased Premises shall be kept or stored at the risk of the Tenant only and the Tenant shall indemnify the Landlord in the event of any claims arising out of damages to the same, including any subrogation claim by the Tenant’s insurers;

(b)           any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by Landlord to perform janitor services or security services, or repairs or maintenance services, in or about the Leased Premises of the Building; or

(c)           loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of the Tenant.

34.          DELAYS

34.01       Whenever and to the extent that the Landlord shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of any obligation hereunder in respect to the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain, despite Landlord’s diligent efforts, the material, goods, equipment, service, utility or labor required to enable it to fulfill such obligation or by reason of any statute, law or any regulation or order passed or made pursuant thereto, or by reason of the order or direction of any administrator, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control whether of the foregoing character or not, the Landlord shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned;

provided, however, that, subject to the provisions of Article 31 which shall control in the event of any damage to or destruction of the Leased Premises or the Building, Tenant shall be entitled to terminate this Lease, effective one hundred twenty (120) days after written notice of such intent to terminate given by Tenant to Landlord and Landlord’s mortgagee, if Landlord and/or its mortgagee is or are unable to fulfill Landlord’s obligations hereunder or provide any service or repair and such inability continues for said one hundred eighty (180) days.

35.          DEFAULT

35.01       Upon the happening of any one or more of the following events, Landlord may give notice to Tenant stating that the Term of this Lease is terminated on a date and if such notice shall be given, the Term of this Lease shall terminate on the date so stated:

(a)           The failure of Tenant to timely and fully pay any installment of rent, or other charge or money obligation herein required to be paid by Tenant.

(b)           The failure of Tenant to perform any one or more of its other covenants under this Lease and Tenant’s failure to remedy such non-performance within thirty (30) days after receipt of written notice thereof from Landlord; provided, however, that Tenant shall not be deemed in default if such non-performance cannot be cured within such thirty (30) day period and Tenant commences curing such matter within such thirty (30) day period and thereafter diligently pursues such cure to completion within one hundred twenty (120) days after commencement thereof.

(c)           The making by Tenant of an assignment for the benefit of its creditors.

(d)           The levying of a writ of execution or attachment on or against the property of Tenant if the same is not released or discharged within thirty (30) days thereafter.

(e)           The instituting of proceedings in a court of competent jurisdiction for the involuntary bankruptcy, arrangement, reorganization, liquidation or dissolution of Tenant under the Federal Bankruptcy Code (as now or hereafter in effect) or any state bankruptcy or insolvency act, or for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of Tenant, and said proceedings are not dismissed, or any receiver, trustee, or liquidator appointed therein is not discharged within thirty (30) days after the institution of said proceedings.

(f)            The instituting of proceedings for the voluntary bankruptcy arrangement, reorganization, liquidation or dissolution of Tenant under the Federal Bankruptcy Code (as now or hereafter in effect) or any state bankruptcy or insolvency act or if Tenant shall otherwise take advantage of any state or federal bankruptcy or insolvency act as a bankrupt or insolvent.

(g)           The doing, or permitting to be done, by Tenant of any act which creates a mechanic’s lien or claim therefor against the land or Building of which the Leased Premises are a part of the same is not released or otherwise provided for by indemnification satisfactory to Landlord within twenty (20) days thereafter.

(h)           The abandonment or vacating of the Leased Premises.

Notwithstanding any such termination, Tenant shall remain liable to Landlord as hereinafter provided in Article 36 of this Lease.

35.02       No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenants, provisions or conditions herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord save only express waiver in writing. All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative.

36.          REMEDIES OF LANDLORD

36.01       If an event of default set forth in Section 35.01 occurs, the Landlord shall have, subject to its obligation, if any, to mitigate its damages in accordance with Colorado law as it exists at the time of the exercise by Landlord of its rights and remedies hereunder, the following rights and remedies in addition to all other remedies, at law or in the equity, and none of the following, whether or not exercised by the Landlord, shall preclude the exercise of any other right or remedy whether herein set forth or existing at law or in equity:

(a)           Landlord shall have the right to terminate this Lease by giving the Tenant notice in writing, and upon the giving of such notice, this Lease and the Term hereof as well as all the right, title and interest of the Tenant under this Lease shall wholly cease and expire in the same manner and with the same force and effect on the date specified in such notice as if such date were the expiration date of the Term of this Lease, without the necessity of re-entry or any other act on the Landlord’s part. Upon termination, the Tenant shall quit and surrender to Landlord the Leased Premises as set forth in Section 11.03. If this Lease is so terminated by Landlord, Landlord shall be entitled to recover from the Tenant as damages the worth at the time of such termination of the excess, if any, of the amount of rent reserved in this Lease for the balance of the term of this Lease (which shall be calculated on the then current rent under this Lease) in excess of the then reasonable rental value of the Leased Premises for the same period plus all costs and expenses of Landlord caused by the Tenant’s default.

(b)           Landlord may, without demand, or notice, re-enter and take possession of the Leased Premises or any part thereof, repossess the same and expel the Tenant and those claiming through or under the Tenant, and remove the effects of any and all such persons (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants. Should the Landlord elect to re-enter as provided in this Section 36.01 or should the Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, the Landlord may, from time to time, without terminating this Lease, relet the Leased Premises or any part thereof for such other conditions as the Landlord may deem advisable with the right to make alterations and repairs to the Leased Premises. No such re-entry or repossession of the Leased Premises by the Landlord shall be construed as an election on the Landlord’s part to terminate this Lease unless a written notice of termination is given to the Tenant by the Landlord. No such re-entry or repossession of the Leased Premises shall relieve the Tenant of its liability and obligation under this Lease, all of which shall survive such re-entry or repossession. Upon the occurrence of such re-entry or repossession, the Landlord shall be entitled to damages in the amount of the monthly rent, and any other sums, which would be payable hereunder if such re-entry or repossession had not occurred, less the net proceeds, if any, of any reletting of the Leased Premises after deducting all the Landlord’s expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorney’s fees, expenses of employees, alteration costs and expenses of preparation for such reletting, Tenant shall pay such liquidated damages to the Landlord on the days on which the rent or any other sums due hereunder would have been payable hereunder if possession had not been retaken. In no event shall the Tenant be entitled to receive any excess, if any, of net rent collected by the Landlord as a result of such reletting over the sums payable by the Tenant to the Landlord hereunder.

36.02       Intentionally Omitted.

36.03       If the Tenant shall default in making any payment required to be made by the Tenant (other than payments of rent) or shall default in performing any other obligations of the Tenant under this Lease, the Landlord may, but shall not be obligated to, make such payment or, on behalf of the Tenant, expend such sums as may be necessary to perform such obligations. All sums so expended by the Landlord, shall bear interest thereon at the Lease Interest Rate (hereinafter defined), and shall be repaid by the Tenant to the Landlord on demand. No such payment or expenditure by the Landlord shall be deemed a waiver of the Tenant’s default nor shall it affect any other remedy of the Landlord by reason of such default.

If any payment of rent or any other sum; or any part of any such payment, to be made by Tenant under the terms of this Lease shall become overdue for a period in excess of five days Tenant shall pay to Landlord (x) a “late charge” of $.05 for each dollar so overdue, for the purpose of defraying the expense incident to handling such overdue or delinquent payment, and (y) interest on the overdue amount at the Lease Interest Rate (defined below) from the date when such payment was due until the date paid, but in no event more than the amount or rate which is the maximum amount or rate Landlord may lawfully charge in respect of Tenant in such circumstances under applicable law. The “Lease Interest Rate” shall mean the greater of twelve percent (12%) per annum or the variable rate which is from time to time equal to 3% above the prime rate as stated by U.S. Bank, Denver, Colorado or its successor, or, in the absence of there being a successor to U.S. Bank, by such other bank having an office in the City of Denver, as Landlord may from time to time select. Nothing herein shall be construed as waiving any rights of Landlord arising out of any default of Tenant by reason of Landlord’s accepting any such late charge or interest; the right to collect a late charge and interest is separate and apart from any other rights or remedies of Landlord after default by Tenant.

36.04       Nothing in this Lease contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Lease.

36.05       Notwithstanding anything in this Article 36 or any other provision of this Lease to the contrary, this Lease shall not be terminated by service upon Tenant of a notice from Landlord demanding payment of rent or possession of the Leased Premises following default by Tenant, or by any action of Tenant to vacate the Leased Premises following receipt of such a notice, unless the notice served by Landlord includes a statement expressly terminating this Lease. Further, Landlord reserves the right to receive payment of all unaccrued rent for the balance of the Term originally contemplated under subsection 2.01(i) of this Lease (and any extensions or renewals thereof which Tenant shall have become bound) following service of such a notice for payment of rent or possession, or a notice terminating this Lease for Tenant’s default.

37.          HOLDING OVER

37.01       If the Tenant shall continue to occupy and continue to pay Rent for the Leased Premises after the expiration of this Lease with or without the consent of the Landlord, and without any further written agreement, the Tenant shall be a tenant from month to month at a monthly Base Rent equal to one hundred fifty percent (150%) of the last full monthly Base Rent payment due hereunder, and subject to all of the additional rentals, charges, terms and conditions herein set out except as to expiration of the Lease Term.

37.02       No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or other final judgment granting Landlord possession of said premises, Landlord may receive and collect any sums of Rent due, or any other sums of money due under the terms of this Lease, or otherwise exercise its rights and remedies hereunder. The payment of such sums of money, whether as rent or otherwise, shall not waive said notice, or in any manner affect any pending suit or judgment theretofore obtained.

38.          DIRECTORY BOARD

38.01       The Tenant shall be entitled to have its name shown upon the Directory Board of the Building. The Landlord shall designate the style of such Directory Board, which shall be located in an area designated by the Landlord in the main lobby.

39.          TRANSFER BY LANDLORD

39.01       In the event of a sale, lease or other transfer by the Landlord of the Building or a portion thereof containing the Leased Premises, the Landlord shall, without further written agreement, be freed, released and relieved of all liability or obligations under this Lease arising from acts, omissions or events occurring after such sale, lease or other transfer, subject to the provisions of Section 44.01 hereof.

40.          NOTICE

40.01       Any notice, request, statement or other writing pursuant to this Lease shall be deemed to have been given if sent by registered or certified mail, postage prepaid, return receipt requested to the party at the address stated below:

To Landlord:	AMERIMAR REALTY MANAGEMENT CO.- COLORADO, as agent for Landlord
999 18th Street, Suite 1201
Denver, CO 80202

With Copy to:	Denver Place Associates Limited Partnership
210 West Rittenhouse Square, Suite 2000
Philadelphia, PA 19103

or to Tenant at the following address until occupancy of the Leased Premises and after occupancy of the Leased Premises by Tenant, at the Leased Premises,

c/o ESCHELON TELECOM, INC.
730 Second Avenue South, Suite 1200
Minneapolis, MN 55401

With Copy to:	J. Jeffery Oxley, Esq.
Vice President and General Counsel
Eschelon Telecom, Inc.
730 Second Avenue South, Suite 1200
Minneapolis, MN 55401

and such notice shall be deemed to have been received by the Landlord or Tenant, as the case may be, on the second business day after the date on which it shall have been so mailed.

40.02       Notice shall also be sufficiently given if and when the same shall be delivered, in the case of notice to Landlord, to an executive officer of the Landlord, and in the case of notice to the Tenant or the Guarantor, an executive officer of the Tenant or the Guarantor. Such notice, if delivered, shall be conclusively deemed to have been given and received at the time of such delivery. If in this Lease two or more persons are named as Tenant, such notice shall also be sufficiently given if and when the same shall be delivered personally to any one of such persons.

40.03       Any party may, by notice to the other, from time to time, designate another address in the United States or Canada to which notices mailed more than ten (10) days thereafter shall be addressed.

41.          GOVERNING LAW

41.01       This Lease shall be deemed to have been made in and shall be construed in accordance with the laws of the State of Colorado.

42.          LEASE ENTIRE AGREEMENT

42.01       The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions, expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save those expressly set out in this Lease, the Facing Page and Exhibits attached hereto and that this Lease, the Facing Page and Exhibits attached hereto and the Rules and Regulations promulgated by Landlord in accordance with Section 13.01 hereof constitute the entire agreement between the Landlord and the Tenant and may not be amended or modified except as explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by the Landlord and the Tenant.

43.          BINDING EFFECT

43.01       Except as expressly provided herein, this Lease shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns, and all covenants and agreements herein contained to be observed and performed by the Tenant shall be joint and several. Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in and to the Real Property or the proceeds therefrom for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord hereunder, and no other property or assets of Landlord shall be subject to levy, execution or’ other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use of occupancy of the Leased Premises.

44.          SECURITY DEPOSIT

44.01       The Tenant shall keep on deposit with the Landlord at all times during the term of this Lease, the Lease Deposit specified on the Facing Page hereof as security for the payment by the Tenant of the rent or any other sums due under this Lease and for the faithful performance of all the terms, conditions and covenants of this Lease. The Lease Deposit shall be deposited by Landlord in a six (6) month certificate of deposit (the “CD”) at US Bank, N.A., downtown Denver, Colorado branch, and shall remain so deposited throughout the Term unless earlier returned, in full, to Tenant or applied by Landlord in accordance with the provisions of this Lease. All interest accrued on the CD shall belong to Tenant and shall be paid to Tenant at such time as the Lease Deposit is returned, in full, to Tenant or applied by Landlord in accordance with the provisions of this Lease. If at any time during the term of this Lease the Tenant shall be in default in the performance of any provision of this Lease, the Landlord may (but shall not be required to) use any such deposit, or so much thereof as necessary, in payment of any rent or any other sums due under this Lease in default, in reimbursement of any expense incurred by the Landlord and in payment of the damages incurred by the Landlord by reason of the Tenant’s default, or at the option of the Landlord, the same may be retained by the Landlord as liquidated damages. In such event, the Tenant shall, on written demand of the Landlord, forthwith remit to the Landlord a sufficient amount in cash to restore such deposit to its original amount. If such deposit has not been utilized as aforesaid, such deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to the Tenant, with interest as set forth in this Section 44.01, upon full performance of this Lease by the Tenant. Landlord shall deliver the funds deposited herein by the Tenant to any purchaser of the Landlord’s interest in the Leased Premises in the event such interest be sold, and thereupon, the Landlord shall be discharged from further liability with respect to such deposit. Notwithstanding the above provisions of this section, if claims of the Landlord exceed the deposit provided for therein, the Tenant shall remain liable for the balance of such claims.

45.          INTERPRETATION

45.01       Unless the context otherwise requires, the word “Landlord” whenever it is used herein shall be construed to include and shall mean the Landlord, its successors and/or assigns, and the word “Lease” shall be construed to include and shall mean the General Lease Provisions, the Office Lease Facing Page and any Exhibits attached hereto unless the context otherwise specifies and the word “Tenant” shall be construed to include and shall mean the Tenant, and the successors and/or assigns of the Tenant; the word “Tenant” and the personal pronouns “his” and “it” relating thereto and used therewith shall be read and construed as tenants, and “his”, “her”, “its” or “their”, respectively, as the number and gender of the party or parties referred to each require and the number of the verb agreeing therewith, shall be construed and agree with the said word or pronoun so substituted. Time shall be of the essence in all respects hereunder.

46.          SEVERABILITY

46.01       Landlord and Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements where used in each separate paragraph hereof. Should any provision or provisions of this Lease be illegal or not enforceable, it or they shall be considered separate and severable from this Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

47.          INDEPENDENT COVENANTS

47.01       This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and not dependent, and, except as otherwise specifically provided in this Lease, Tenant shall not be entitled to any set off of the rent or other amounts owing hereunder against Landlord, if Landlord fails to perform its obligations set forth herein; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building or any portion thereof and an opportunity granted to Landlord and such holder to correct such violation as provided in Section 48.01 below.

48.          ADDITIONAL NOTICES

48.01       In the event of any alleged default on the part of Landlord hereunder, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any mortgages or deeds of trust covering the Building or any portion thereof of whose address Tenant has been notified in writing, and shall afford such holder a reasonable opportunity to cure any alleged default on Landlord’s behalf.

49.          GOVERNMENTALLY REQUIRED IMPROVEMENTS

49.01       If any improvement or structural modification or addition to the Building is required subsequent to the commencement of the term hereof by any change in the laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building, the rent to be paid by Tenant shall be further adjusted, in such amount as Landlord’s independent certified public accountants may determine so that Tenant pays its Proportionate Share of Landlord’s per square foot cost (computed in the same manner as otherwise provided in this Lease) of such improvement or structural modification or addition, amortized at a market rate of return over the useful life thereof. In determining such adjustment in rent, Landlord’s independent certified public accountant shall consider any cost reductions to Landlord in operating the Building resulting from such improvement or structural modification or addition. Tenant shall commence payment of any adjustment in its rent pursuant to this Section 49.01 on the first day of the month following notice thereof by Landlord.

50.          RECORDING - SHORT FORM MEMO

50.01       This Lease shall not be recorded in its entirety. If recorded by Tenant, at Landlord’s option this Lease shall terminate as of the date of recording and Landlord shall have all rights and remedies provided in the case of default by Tenant hereunder. If requested by Landlord, Tenant shall execute in recordable form a short form memorandum of Lease which may, at Landlord’s option, be placed of record. In addition, if requested by Landlord, Tenant shall execute a memorandum of Lease to be filed with the Colorado Department of Revenue on such form as may be prescribed by said Department within ten (10) days after the execution of the Lease or any other such memorandum so that the Landlord may avail itself of the provision of statutes such as C.R.S. §39-22-604(7)(c).

51.          REAL ESTATE BROKER

51.01       Tenant represents that Tenant has dealt directly with (and only with) John Fefley, CRESA Partners, 7979 East Tufts Parkway, Suite 810, Denver, Colorado 80237, as Broker in connection with this Lease and that no other broker has negotiated this Lease is or entitled to any commission or compensation in connection herewith. Tenant warrants and agrees to save and hold Landlord harmless from any and all leasing commissions, costs and liability, including reasonable attorney fees with respect to the Leased Premises regarding any other broker. Landlord represents that Landlord has dealt directly with (and only with) Garth R. D. Tait, 999 18th Street, Suite 1201 North Tower, Denver, Colorado 80202, as Broker in connection with this Lease and that no other broker has negotiated this Lease or is entitled to any commission or compensation in connection herewith. Landlord warrants and agrees to save and hold Tenant harmless from any and all leasing commissions, costs and liability, including reasonable attorney fees with respect to the Leased Premises regarding any other broker.

52.          CAPTIONS AND EXHIBITS

52.01       The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof. The Exhibits attached to this Lease and incorporated herein by this reference are as follows:

Addendum
Exhibit A	Leased Premises Plan
Exhibit B	Rules and Regulations
Exhibit C	Lease Term Agreement

Exhibit D	Parking Agreement
Exhibit E	Landlord’s Waiver and Consent

53.          SUBSTITUTION OF OTHER PREMISES      Intentionally Omitted.

54.          ADDITIONAL CHARGES FOR TAXES AND LANDLORD’S OPERATING EXPENSES

54.01       During each lease year of the Term (and pro rata for partial lease years) Tenant shall pay to Landlord “Additional Rent,” which is equal to the sum of Tenant’s Proportionate Share of Operating Expenses and Additional Services Charge. Such payment shall be made in equal monthly installments in advance, together with the Rent.

54.02       For purposes of this Article 54, the following terms shall have the meaning hereinafter set forth:

(a)           “Calendar Year” shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

(b)           “Common Areas” shall mean such areas and facilities of common benefit to the tenants and occupants of the complex of any portion thereof as Landlord shall make available from time to time. Landlord shall, consistent with an office building of similar age and quality in downtown Denver, Colorado, operate, manage, equip, heat, ventilate, cool, light, insure, repair and maintain the Common Areas for their intended purposes in such manner as Landlord shall in its sole discretion determine, and may from time to time change the size, location and nature of any common area, and may make installation therein, and alter, move and remove the same, and Landlord shall not be subject to liability therefor, nor shall Tenant be entitled to any compensation, or diminution or abatement of rent, nor shall any such action be deemed an actual or constructive eviction of Tenant.

(c)           Intentionally Omitted.

(d)           “Operating Expenses” shall mean the total costs and expenses of every kind and nature whatsoever paid or incurred by Landlord (including appropriate reserves) in connection with the ownership, operation, management, maintenance and repair of the Real Property or Building (exclusive of the “Enclosed Shopping Mall,” located in an area attached to the first and second floors of the Building, which is for the benefit of both the retail and office tenants of the Building) and, as allocated consistently by Landlord between office tenants of the Building, those paid or incurred in connection with the ownership, operation, management, maintenance and repair of any garage or other improvements the use of which is shared by the Building and one or more other buildings. Operating Expenses include, but are not limited to, the costs of utilities, insurance, Taxes, reasonable administration, general maintenance other than those costs reimbursable to Landlord by other tenants in the Building, wages and related taxes, cleaning, repairs and replacements, window washing, rubbish removal, snow removal, sewer charges, fuel, air conditioning, fire protection, signs, general landscape maintenance, operation of loudspeakers and any other equipment supplying music and any other costs, charges and expenses which, under sound management practice, would be regarded as operating expenses. Without limiting the generality of the foregoing, Operating Expenses may also include the cost of all capital improvements for the Building amortized over such number of years as Landlord may reasonably determine, with interest, at the greater of 12% per annum or two per cent (2%) over the “Prime rate” established from time to time by U.S. Bank, Denver, Colorado or its successor, on the unamortized amount of any capital improvements which, (i) in Landlord’s reasonable judgement, will have the effect of reducing any component cost included within Operating Expenses by more than the cost of such capital expenditure, (ii) are made or installed to assure compliance with all governmental rules and regulations applicable from time to time, or (iii) under generally applied real estate accounting practices may be expenses or treated as deferred expenses (and the amortization and interest so determined for each calendar year shall be included in Operating Expenses for that calendar year).

The following shall be excluded from Landlord’s Operating Expenses: (i) depreciation; (ii) principal, interest and other charges on debt; (iii) the cost of capital improvements (as defined by generally accepted accounting principals), except as provided in the immediately preceding sentence and except as required by any governmental authority with jurisdiction over the Building; (iv) promotional and similar fees; (v) costs of replacing all or a substantial portion of the parking garage located underneath the Building; (vi) costs of replacing the foundation, exterior wall, roof and/or roof membrane of the Building, including the Leased Premises; and (vii) cost to remove hazardous or toxic substances from areas outside of the Leased Premises, unless caused by Tenant.

(e)           “Taxes” shall mean all real estate taxes and assessments, special or otherwise, levied or assessed upon or with respect to the Real Property and Building (including without limitation, any leasehold improvements therein) and, as allocated consistently by Landlord between office tenants of the Building, those levied or assessed upon or with respect to any garage or other improvements (and their land) the use of which is shared by the Building and one or more other buildings, and ad valorem taxes for any personal property used in the operation of the Real Property and Building and all taxes levied or assessed upon or with respect to the leasing, use or occupancy of the Real Property or any part thereof or the rents or receipts paid or payable to Landlord therefrom (including, without limitation, any general gross receipts tax and any income tax levied or assessed especially with respect to real property or any type of real property which includes the Real Property), which Landlord shall become obligated to pay or which could become liens on the Real Property. Should the State of Colorado, or any political subdivision thereof, or any other governmental authority, impose a tax, assessment, charge or fee, which Landlord shall be required to pay, wholly or partially in substitution for any of the above Taxes, all such taxes, assessments, fees or charges shall be deemed to constitute Taxes hereunder but shall be computed as if the Real Property and any other shared use real property referred to in this subsection was the only real property of Landlord. “Taxes” shall include all fees and costs, including reasonable attorneys’ fees, appraisals and consultants’ fees, incurred by Landlord in seeking to obtain a reduction of, or a limit on, any increase in any Taxes (regardless or whether any reduction or limitation is obtained). The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the year in which such refund is received.

(f)            “Proportionate Share of Operating Expenses” shall be the product of: (i) the excess of total Operating Expenses multiplied by (ii) the Proportionate Share defined in subsection 2.01(f) above.

(h)           “Additional Services Charge” shall mean all expenses and disbursements that Landlord incurs in connection with the ownership, operation, and maintenance of the Leased Premises, in addition to the services provided as standard to all leased premises in the Building, which Additional Services are more specifically described and defined in Section 7 above.

54.03       Landlord may allocate between the Enclosed Shopping Mall area and the remainder of the Building, Taxes and the other Operating Expenses as it deems appropriate. If parts of the Building are leased partly for retail use and partly for general office use, Landlord may allocate Taxes and the other Operating Expenses between the office space users and the retail space users as it deems appropriate. In determining the amount of Operating Expenses for each Calendar Year, if less than 95% of the rentable office area of the Building shall have been occupied at any time during such Calendar Year, Operating Expenses shall be deemed for such Calendar Year to be in the amount reasonably determined by Landlord to be equal to that amount of like expenses which normally would be expected to be incurred had such occupancy been 95% throughout such Calendar Year. If Landlord shall not be furnishing any particular work or service (the cost of which, if furnished by Landlord would be included in Operating Expenses) to a tenant who undertakes to itself perform or obtain such work or service in lieu of the furnishing thereof by Landlord, Operating Expenses shall be deemed for purposes of this Section 54 to be increased by an amount equal to the additional Operating Expenses, as reasonably determined by Landlord, which would have been incurred during such period if Landlord had at its own expense furnished such work or service to such tenant.

54.04       (a)           Landlord may, from time to time, compute and furnish Tenant with a bona fide estimate of the Operating Expenses for the current or ensuing Calendar Year and the Proportionate Share of Operating Expenses and Additional Services Charge for such Year; provided, however, that such estimate shall not constitute any representation or assurance by Landlord of the amount that the actual Operating Expenses or Additional Services Charge for such year will be. Thereafter, Tenant shall pay to Landlord, on the first day of each month, together with payments of Rent, one-twelfth (1/12th) of Landlord’s estimate of the Proportionate Share of Operating Expenses for that Calendar Year. With reasonable promptness after the expiration of each Calendar Year, Landlord shall furnish Tenant with a statement (hereinafter called Landlord’s Expense Statement), setting forth in reasonable detail the Operating Expenses for such Calendar Year, the Proportionate Share of Operating Expenses for such Calendar Year, and Additional Services Charge. If the Proportionate Share of Operating Expenses and Additional Services Charge for such Calendar Year exceeds the amount previously paid by Tenant on account of Landlord’s estimate of such expenses, Tenant shall pay to Landlord the full amount of such excess within fifteen (15) days after receipt of Landlord’s Expense Statement. If the total amount paid by Tenant on account of Landlord’s estimate exceeds the Proportionate Share of Operating Expenses and Additional Services Charge, such excess shall be credited against the next installment of the Proportionate Share of Operating Expenses and Additional Services Charge.

(b)           Notwithstanding the foregoing, if Landlord is required to pay an amount which it is entitled to collect from the tenants of the Building, more frequently than required as of the Commencement Date or if Landlord is required to prepay any such amount, or if adjustments to the normal rate for any electric, gas or water utility bill or utility charge applicable during the first year of the Term, Tenant shall pay to Landlord upon demand Tenant’s Proportionate Share of such amount calculated in accordance with this Lease.

54.05       If the Expiration Date fixed for this Lease shall occur on a date other than the end of a Calendar Year, the Proportionate Share of Operating Expenses for such year shall be prorated according to the ratio that the number of days in such Calendar Year during which the Term was in effect bears to 365; provided however, Landlord may, pending the determination of Operating Expenses for such year, furnish Tenant with a statement of estimated Operating Expenses and the Proportionate Share thereof for such partial Calendar Year. Within fifteen (15) days after receipt of such statement, Tenant shall remit to Landlord, as Additional Rent, the amount of the Proportionate Share of Operating Expenses as shown on Landlord’s statement, together with any Additional Services Charge which may be due. After the Operating Expenses and Additional Services Charge for such Calendar Year have been finally determined and Landlord’s Expense Statement has been furnished to Tenant pursuant to Section 54.04, if there shall have been an underpayment by Tenant of the Proportionate Share of Operating Expenses or Additional Services Charge, Tenant shall remit the amount of such underpayment to Landlord within fifteen (15) days after receipt of such statement, and if there shall have been an overpayment, Landlord shall remit the amount of such overpayment to Tenant within fifteen (15) days after the issuance of such statement, provided that Tenant is not in default under this Lease. The expiration or termination of this Lease shall not terminate or impair Tenant’s obligation to pay the Proportionate Share of Operating Expenses or the Additional Services Charge for the Calendar Year in which the Term ends.

54.06       Any statement furnished to Tenant by Landlord under the provisions of this Article 54 shall constitute a final determination as between Landlord and Tenant as to the rent set forth therein due from Tenant for the period represented thereby, unless Tenant, within one hundred twenty (120) days after such statement is furnished, shall give a notice to Landlord that it disputes the correctness thereof, specifying in detail the basis for such assertion. Pending resolution of such dispute, Tenant shall pay all disputed amounts in accordance with the statement furnished by Landlord. Landlord agrees, upon prior written request, during normal business hours to make available for Tenant’s inspection, at Landlord’s offices, Landlord’s books and records which are relevant to any items in dispute, provided Tenant has paid all amounts billed to Tenant on account of Tenant’s Proportionate Share of Operating Expenses and Additional Services Charge.

54.07       Tenant and its permitted concessionaires, officers, employees, agents, customers and invitees shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has or may hereafter grant rights, to use the Common Areas as designated from time to time by Landlord, subject to such reasonable regulations as Landlord may from time to time impose. Tenant agrees to abide by such regulations and to cause its officers, Employees, agents, customers and invitees to conform thereto. Landlord may at any time close temporarily any Common Areas to make repairs or changes, to prevent the acquisition of public rights therein, and may do such other acts in and to the Common Areas as, in its judgment, may be desirable to improve the convenience thereof.

55.          HAZARDOUS MATERIALS

55.01       Tenant shall not store highly flammable materials or goods, explosives, perishable foodstuffs, contraband, live animals, materials or goods which emit odors in or upon the Leased Premises. The Tenant covenants that it shall not store, use or possess nor permit the storage, use or possession of any Hazardous Substance (hereinafter defined) upon the Leased Premises. Hazardous Substance for purposes of this Lease shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea-formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et seq. (including the so-called “Superfund” amendments thereto); the Toxic Substances Control Act, as amended, 15 U.S.C. Sections 2601, et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Sections 6901, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 5101, et seq. (formerly 49 U.S.C. 1801, et seq.); or any other similar law, rule, regulation or statute concerning the protection of the environment (collectively “Environmental Laws”). Tenant hereby covenants and agrees, at its sole cost and expense, to indemnify, protect and defend and save harmless the Landlord and any of its members, managers, employees and agents from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and expenses (including, without limitation, attorneys’ and experts’ fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against the Landlord, its members, managers, agents or employees relating to, resulting from or arising out of Tenant’s failure to comply with its obligations under the foregoing section or Tenant’s violation of any Environmental Law with respect to its use of the Leased Premises. Notwithstanding any provision contained in this Lease to the contrary, the indemnification provisions set forth in this Section 55.01 shall survive any expiration or termination of this Lease.

56.          TELEPHONE AND TELECOMMUNICATIONS SERVICE

56.01       (a)           Tenant acknowledges and agrees that all telephone and telecommunications services (“Telecommunications Services”) desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all equipment, apparatus and devices, including without limitation wiring and cables, for the provisions of Telecommunications Services (the “Telecommunications Equipment”) shall be and remain solely in the Leased Premises. Unless otherwise specifically agreed in writing, Landlord shall have no responsibility for the maintenance of Tenant’s Telecommunications Equipment, nor for any wiring or other infrastructure to which Tenant’s Telecommunications Equipment may be connected. Tenant agrees that, to the extent any Telecommunications Services are interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant, at its sole expense, to obtain substitute service.

(b)           Landlord shall have the right, upon such notice as is practicable in the case of emergencies, and otherwise upon reasonable prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building.

(c)           Any and all Telecommunications Equipment installed in the Leased Premises, or elsewhere in the Building by or on behalf of Tenant, including wiring and other facilities for the provision of Telecommunications Services, shall be removed by Tenant upon the expiration or earlier termination of the Term of this Lease, by Tenant at its sole expense or, at Landlord’s election, by Landlord at Tenant’s sole expense, with the cost thereof to be paid as Additional Rent under this Lease.

(d)           If the Telecommunications Equipment is not removed within thirty (30) days of the termination or expiration of this Lease, the Telecommunications Equipment shall conclusively be deemed to have been abandoned and may be removed, appropriated, sold, stored, destroyed, otherwise disposed of, or retained and used, by Landlord without notice to Tenant, without obligation to account therefor, and without payment to Tenant or credit against any amount due from Tenant to Landlord pursuant to this Lease. Tenant shall pay to Landlord upon demand all costs of any such removal, disposition and storage of the Telecommunications Equipment, as well as all costs to repair any damage to the Building caused by such removal.

(e)           In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building (a “New Provider”), no such New Provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord, which approval may be withheld in Landlord’s sole and absolute discretion. Landlord’s approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence or financial strength of the New Provider. Without limitation of Landlord’s right to withhold consent in its sole and absolute discretion, Landlord may refuse to give its approval unless all of the following conditions are satisfied: (i) Landlord shall incur no expense whatsoever with respect to any aspect of the New Provider’s provision of its services, including, without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the New Provider, the New Provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord, in its sole and absolute discretion, determines to be necessary to protect its financial interests and the interests of the Building related to the proposed activities of the New Provider; (iii) the New Provider agrees in writing to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are determined by Landlord, in its sole and absolute discretion, to be necessary to protect the interest of the Building, the tenants in the Building and Landlord; (iv) Landlord determines, in its sole and absolute discretion, that there is sufficient space in the Building for the placement of all of the New Provider’s equipment and materials; (v) Landlord receives from the New Provider such compensation as is determined by the Landlord, in its sole and absolute discretion, to compensate it for space used in the Building for the storage and maintenance of the New Provider’s equipment, for the fair market value of the New Provider’s access to the Building, and any costs which may be expected to be incurred by Landlord; and (vi) all of the foregoing matters are documented in a written agreement between Landlord and the New Provider, the form and content of which are satisfactory to Landlord in its sole and absolute discretion.

(f)            Notwithstanding any provision of the preceding subsection to the contrary, the refusal of Landlord the grant its approval to any New Provider shall not be deemed a default or breach by Landlord of its obligation under this Lease, and in no event shall Tenant have the right to terminate this Lease or claim entitlement to rent abatement for Landlord’s refusal to grant Tenant’s request for approval of a New Provider. The provisions of this Section 56.01 maybe enforced solely by Tenant and Landlord and are not for the benefit of any other party. Specifically, but without limitation, no telephone or telecommunications provider is intended to be, nor shall be deemed, a third party beneficiary of this Lease.

(g)           Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antenna and satellite receiver dishes, within the Leased Premises or the Building, without Landlord’ prior written consent. Such consent shall be granted only in the sole and absolute discretion of the Landlord, and shall be conditioned in such a manner, in Landlord’s sole and absolute discretion, so as to protect Landlord’s financial interests and the interests of the Building, and the other tenants therein.

57.          TRANSFER OF LANDLORD’S INTEREST

57.01       Notwithstanding anything contained herein to the contrary, Tenant agrees that neither Landlord nor any partner in Landlord, nor any other person having any interest, direct or indirect, immediate or more removed than immediate, in Landlord, shall have any personal liability with respect to any of the provisions of this Lease and Tenant shall look solely to the estate and property of Landlord in the Property for the satisfaction of Tenant’s remedies, including without limitation, the collection of any judgment or the enforcement of other judicial process requiring the payment or expenditure of money by Landlord, subject, however, to the prior rights of any holder of any mortgage covering all or part of the Property, and no other assets of Landlord or its partners, or of any other aforesaid person having an interest in Landlord, shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claims. Without limitation of the foregoing, upon each transfer of the Building and the Landlord’s interest in this Lease, the transferor shall automatically be released from all liability and obligations under this Lease.

58.          TIME IS OF THE ESSENCE

58.01       Time is of the essence hereof.

59.          ADDITIONAL PROVISIONS

59.01       Warranty Disclaimer. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE LEASED PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE LEASED PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF

OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

59.02       Waiver of Trial by Jury. LANDLORD AND TENANT SHALL, AND HEREBY DO, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES, AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY.

59.03       Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

59.04       Waiver of Damages. Notwithstanding any provision of this Lease to the contrary, Tenant hereby waives any right it may have to claim and/or recover consequential damages resulting from or relating to any default by Landlord in meeting its obligations under this Lease.

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound hereby, have executed this Agreement of Lease as of the day and year first above written.

LANDLORD:

DENVER PLACE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Amerimar Realty Management Co.-Colorado

		By:	Amerimar Realty Management Co.- Pennsylvania, its general partner

		By:	ARC-Management Co., Inc., its general partner

Date:		By	/s/ David G. Marshall
David G. Marshall, President

TENANT:

ESCHELON TELECOM OF COLORADO, INC., a Minnesota corporation

Date:	By	/s/ Geoffrey M. Boyd
Geoffrey Boyd, Chief Financial Officer

TELECOMMUNICATIONS ADDENDUM

THIS TELECOMMUNICATIONS ADDENDUM (this “Addendum”), made as of the day of November, 2000, is between DENVER PLACE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and ESCHELON TELECOM OF COLORADO, INC., a Minnesota corporation (“Tenant”). Landlord and Tenant have executed simultaneously with this Addendum that certain Lease (the “Lease”) pertaining to certain space in the building commonly known as Denver Place (the “Building”) and located at 999 18th Street, Denver, Colorado 80202. In the event of any conflict between the provisions of this Addendum and the provisions of the other portions of the Lease, the provisions of this Addendum shall control. The capitalized terms used herein and not defined herein shall have the same meanings used in the other portions of the Lease. Landlord and Tenant hereby agree that the Lease is amended and supplemented as follows:

60.          BACKUP POWER GENERATOR

60.01       Tenant shall have the right, subject to the provisions of this Article 60 and the provisions of Article 63, to install upon the roof of the Building’s South Terrace (“South Terrace Roof”) a backup electrical power generator and related equipment (collectively, the “Generator”), and to run fuel lines (which shall be included as part of such related equipment) to Landlord’s 1000 gallon diesel fuel storage tank located in the parking garage underneath the Building, as designated by Landlord. Tenant shall be pay all fuel costs and shall be responsible for the repair and maintenance of such fuel storage tank during the Term. Commencing on the date of the fifth (5th) anniversary of the Commencement Date, Tenant shall pay, as Additional Rent to Landlord, on the first day of each month with Tenant’s payment of Base Rent, Five Hundred and No/100 Dollars ($500.00).

60.02       The location of the Generator shall be determined by agreement between Landlord and Tenant.

61.          RECEIVING ANTENNA

61.01       Tenant shall have the right, subject to the provisions of this Article 61 and the provisions of Article 63, to install upon the roof of the Building an eighteen inch (18”) GRP receiving antenna (the “Antenna”). Tenant may install and operate the Antenna for no Additional Rent.

61.02       The location of the Antenna on the Building’s roof shall be determined by agreement between Landlord and Tenant.

62.          ADDITIONAL SECURITY

62.01       Tenant may install, at its sole expense, a separate card reader security system (the “Additional Security System”) for the Leased Premises in addition to any security already provided by Landlord.

62.02       The operation of the Additional Security System shall not interfere with the operations of any security system or systems that the Landlord is providing to the Building, or any part thereof, or may provide to the Building, or any part thereof, in the future. In the event that Landlord determines that the operation of the Additional Security System does so interfere with the operations of any other security system in the Building, the provisions of this Article 62 shall immediately terminate, upon notice to Tenant, and Tenant shall remove the Additional Security System. If the Additional Security System is not so removed, the Additional Security System shall conclusively be deemed to have been abandoned and may be removed, appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefor. Tenant shall pay to Landlord upon demand all costs of such removal, disposition, storage and repair of any damage to the Building caused by such removal.

63.          PROVISIONS APPLICABLE TO GENERATOR, ANTENNA AND ADDITIONAL SECURITY SYSTEM

63.01       Tenant agrees to provide information regarding the characteristics of the Generator, the Antenna and/or the Additional Security System as Landlord may reasonably require from time to time upon thirty (30) days’ written notice; provided, however, that Tenant shall not be required to disclose any information which it deems in its reasonable discretion to be confidential or proprietary. Prior to installation of the Generator and the Antenna, Tenant shall obtain Landlord’s prior written approval of the installation plan and specifications for each, which approval shall not be unreasonably withheld or delayed.

63.02       Tenant agrees that at the time of installation and at all times thereafter, the installation, maintenance, operation, manner of use, and removal of the Generator, the Antenna and the Additional Security System shall conform in all respects with all applicable federal, state and local laws, ordinances and regulations. Before installation of the Generator, the Antenna and the Additional Security System is completed, and thereafter from time to time as may be reasonably required by Landlord, Tenant shall submit to Landlord such evidence of compliance with the foregoing laws and regulations for each, as Landlord may require.

63.03       Tenant shall at its sole expense install and maintain the Generator and the Antenna in safe condition and good repair. Tenant agrees that it shall be liable to Landlord for any damage to the South Terrace Roof, the Building roof or any other part of the Building resulting from the maintenance, use, operation, or removal of the Generator and/or the Antenna and from the cost and expense of any and all repairs, replacements and other work which the party liable on the existing roof bond of warranty may refuse to do or pay for by reason of the installation, operation, maintenance, use, or removal of the Generator and/or the Antenna.

63.04       Tenant agrees to comply with all reasonable requirements of Landlord as to the mariner of installation, operation, maintenance, use, and removal of the Generator, the Antenna and the Additional Security System including, without limitation, requirements concerning noise levels, insulation, fueling and venting of the Generator..

63.05       Except in the case of emergencies, during which Tenant shall give such notice as is practicable, Tenant agrees to notify Landlord’s building manager during Normal Business

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Hours and at least four (4) hours prior to any occasion upon which Tenant or any of its employees or agents intend to go upon the South Terrace Roof or the Building roof.  Tenant shall at all times comply with all such other reasonable safety and security requirements as may be prescribed by Landlord with respect to access to the South Terrace Roof and the Building roof.

63.06       Landlord shall have the right to make any repairs and to do work, including, without limitation, any repairs and/or work relating to waterproofing, in and about the area where the Generator and the Antenna are located, which Landlord deems necessary to protect the Building. Tenant agrees that it will reimburse Landlord, upon demand, for the cost of such repairs which, in Landlord’s reasonable judgment, are required due to the Generator’s and/or the Antenna’s installation, use, operation, relocation or maintenance, such reimbursement to be made within thirty (30) days after Landlord’s delivery of a statement to Tenant.

63.07       Tenant agrees to indemnify, defend and hold Landlord harmless from all demands, damages, losses, costs (including reasonable attorneys’ fees) and claims of any injury to any person or damage to any property which arise by reason of Tenant’s installation, use, operation, maintenance, relocation of the Generator, the Antenna and/or the Additional Security System.

63.08       In the event that installation, maintenance, or operation of the Generator, the Antenna and/or the Additional Security System is in violation of any applicable code, permit, license, rule, regulation, statute or other provision of any federal, state, county, municipal or other governmental authority, the provisions of this Article 60 shall immediately terminate, upon notice to Tenant, and Tenant shall remove the Generator, the Antenna and/or the Additional Security System, as applicable, from its location. If the Generator, Antenna and/or the Additional Security System, as applicable, is not so removed, the Generator, Antenna and/or the Additional Security System, as applicable, shall conclusively be deemed to have been abandoned and may be removed, appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefor. Tenant shall pay to Landlord upon demand all costs of such removal, disposition, storage and repair of any damage to the Building caused by such removal.

63.09       The provisions and requirements of Article 22 of the Lease shall apply to work done or caused to be done with respect to the Generator, the Antenna and the Additional Security System.

63.10       There shall be no allowance or abatement of rent to Tenant solely by reason of inconvenience, annoyance or injury to or interruption of operation of the Generator, the Antenna and/or the Additional Security System arising from Landlord, Tenant or others making repairs, restorations, replacements, alterations, additions or improvements to or on the Building, or for the failure of any tenant of the Building, to make repairs.

63.11       Tenant shall neither hold nor attempt to hold Landlord or its agents or employees liable for, and Tenant shall hold harmless and indemnify Landlord and its agents and employees from and against any and all demands, claims, causes of action, liabilities or judgments, and any and all fees and expenses (including, without limitation, attorneys’ fees) incurred by Landlord in investigating and resisting the same, arising from the death or injury of any person, including,

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without limitation, any agent employee, contractor and any other person in or about the Building, or from damage to any property, including, without limitation, the Building or any adjacent property or the property of any tenant or user of the Building, in connection with or arising out of the Generator, the Antenna and/or the Additional Security System or the installation, presence, maintenance, repair, alteration, use, operation, or removal of the Generator, the Antenna and/or the Additional Security System or the interruption of operation of the Generator, the Antenna and/or the Additional Security System from any cause other than the gross negligence of Landlord. In addition, Tenant shall, at its own expense, and upon demand of Landlord, defend any and all suits, arbitrations or other proceedings brought or instituted by third parties against Landlord, its agents or employees on such claim, demand or cause of action.

63.12       Tenant shall, at its own expense, maintain (i) insurance as required by and in compliance with all Workmen’s Compensation Insurance and Laws of the State of Colorado, and (ii) public liability insurance for claims for personal injury or death or property damage in connection with or arising out of the Generator and the Antenna or the installation, presence, maintenance, repair, alteration, operation or removal of the Generator and the Antenna, with limits of $1,000,000 for death or injury to one person, $3,000,000 for death or injury to more than one person and $1,000,000 for property damage. Tenant shall, prior to installation or relocation of the Generator and the Antenna and thereafter at Landlord’s request, furnish Landlord with certificates of all insurance to be maintained by Tenant, by insurance companies qualified to do business in the State of Colorado, with respect to the Generator and the Antenna. All policies shall name the following entities as additional insureds; (i) Amerimar Realty Management Co.-Colorado, (ii) Denver Place Associates Limited Partnership, (iii) Denver-Stellar Associates Limited Partnership, and (vi) any other affiliate of Landlord that Landlord may designate in writing from time to time. All policies shall contain a clause or endorsement to the effect that they cannot be terminated or materially amended except after thirty (30) days’ written notice thereof to all additional insureds. All property damage policies written on behalf of Tenant shall contain a waiver of any subrogation rights which Tenant’s insurers may have against Landlord and against those for whom Landlord is, in law, responsible, whether any such damage is caused by the act, omission or fault of Landlord or by those for whom Landlord is, in law, responsible.

63.13       Tenant shall pay Landlord for all charges for electrical current used by the Generator, the Antenna and the Additional Security System. If necessary to ascertain the specific charges attributable to the Generator, the Antenna and the Additional Security System, Landlord shall provide and Tenant shall install a separate electrical line to service the Generator, the Antenna and/or the Additional Security System and Tenant shall immediately pay all costs incurred in connection with such installation or relocation. The provisions of Article 7 shall apply to such charges and to Landlord’s failure to supply electrical current for the operation of the Generator, the Antenna and/or the Additional Security System.

63.14       Upon the termination of this Lease or upon Landlord’s request at any time that the Generator, the Antenna and/or the Additional Security System be removed in accordance wit the provisions of this Addendum, Tenant shall promptly remove the Generator, the Antenna and/or the Additional Security System and any damage, holes or penetrations shall be promptly repaired by Tenant to Landlord’s satisfaction.

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63.15       All other relevant provisions of the Lease shall apply to the Generator, the Antenna and the Additional Security System.

63.16       Removal of the Generator, the Antenna and/or the Additional Security System upon termination or expiration of the Lease shall not release Tenant from any liability or obligation hereunder which may have accrued or may be accruing at the time of the renewal or termination or expiration, all of which shall survive such removal or termination or expiration.

63.17       The provisions of Article 60 through this Article 63 shall not be deemed to grant any exclusive rights to Tenant, and Landlord shall have the right to enter into agreements permitting the installation of other equipment or facilities on the South Terrace Roof and/or the Building’s roof.

63.18       Tenant may run the Generator in order to test its operations only on Saturdays between the hours of 9:00 a.m. and 11:00 a.m., and subject to the provisions of Sections 63.04 and 63.05.

64.          CONDUIT

64.01       Tenant may core drill through the floor of the Leased Premises to install telecommunications conduits (individually a “Conduit” and collectively the “Conduits”) for the purpose of connecting with existing or future telecommunications carrier systems in the Building and/or located beneath the public streets adjacent to the Real Property. Each Conduit shall not exceed four inches (4”) in diameter and shall be installed only in such locations within the Building as designated by Landlord.

64.02       Tenant shall have the right, subject to the availability of riser space in the Building, to provide telecommunication services to other tenants of the Building. Tenant shall provide Landlord written notice of its intent to so provide telecommunication services to other tenants of the Building, which notice shall include, without limitation, the amount of Building riser space Tenant requires to provide such telecommunication services. If, after receipt of such notice, Landlord determines that there is sufficient Building riser space available to accommodate Tenant’s needs, Landlord and Tenant shall enter into an amendment to the Lease setting forth the amount of Additional Rent Tenant shall pay to Landlord for the exercise of its right to provide telecommunications services to other tenants of the Building and such other terms and conditions relative to Tenant’s providing telecommunication services to other tenants of the Building to which Landlord and Tenant may agree.

65.          REMOVAL OF EQUIPMENT.

Notwithstanding any provisions of the Lease or this Addendum to the contrary, upon termination of the Lease, for any reason other than a default by Tenant, Tenant shall have the right to remove from the Leased Premises the Building’s roof and the South Terrace Roof all of its electronic, electrical and mechanical equipment (the “Equipment”) installed and/or use by Tenant for its operations, including, without limitation, the Generator, the Antenna, the Conduits, the Additional Security System, meter(s) to meter power use, DMS switching, DACS, electrical transfer panels, electrical distribution panels, HVAC equipment, cross-connect panels, and data equipment. Such removal shall be at Tenant’s sole cost and expense and Tenant shall fully repair

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and restore the Leased Premises, the Building roof and South Terrace Roof and other occupied areas to the same or a better condition that prior to the Lease, ordinary wear and tear excepted. Tenant shall be provided a commercially reasonable period of time to accomplish such removal and obtain all permits required in connection with such removal, and Tenant shall continue to pay Rent until such removal is complete. Tenant shall properly repair, using Landlord’s roofing contractor, any roof leaks or other damage or injury to the South Terrace Roof, the Building roof, the Building or the Leased Premises caused by Tenant’s use of the Leased Premises, the Building roof and South Terrace Roof or its installation, use, maintenance or removal of the Equipment. If Tenant does not immediately restore the Leased Premises, the Building roof and South Terrace Roof or other occupied areas or repair any such leaks, damage or injury, upon its surrender of the Leased Premises, the Building roof and South Terrace Roof, Tenant hereby authorizes Landlord to make such repairs or remove and dispose of the Equipment and charge Tenant for all costs and expenses incurred in doing so. Tenant agrees to pay the cost of such maintenance, repair or removal within ten (10) days of demand therefor by Landlord. Under no circumstances shall Landlord be liable for any of the Equipment so disposed of or removed by Landlord.

66.          CHILLED WATER COOLING SYSTEM.

Tenant shall be entitled to connect to the Building’s chilled water cooling system (the “Cooling System”). Landlord represents that Cooling System maintains, twenty-four (24) hours per day and seven (7) days per week, a temperature of between thirty-eight degrees (38°) Fahrenheit and forty-four degrees (44°) Fahrenheit during the months of May through October, inclusive, and a temperature of between forty-five degrees (45°) Fahrenheit and fifty-five degrees (55°) Fahrenheit during the months of November through April, inclusive. Tenant shall pay as Additional Rent the amount of Eighty Four and No/100ths Dollars ($84.00) per ton per month of chilled water provided for cooling of the Leased Premises, subject to adjustments in price to reflect any increase in cost to provide such chilled water incurred Landlord during the Term.

67.          LANDLORD COMPLETION OBLIGATIONS.

67.01       On or before December 15, 2000, Landlord shall, at its sole cost and expense, provide the Leased Premises “shell” to Tenant, broom clean with sheet rocked and sanded interior demising walls. Landlord shall repair and finish mall-facing exterior wall consistent with its standard wall finish. If Landlord shall, for any reason (including, without limitation, failure to complete the work, if any, required to be done by Landlord under this Lease) fail to make available to Tenant possession of the Leased Premises “shell” on or before December 15, 2000, then Landlord shall pay Tenant on demand, as agreed upon liquidated damages, Five Hundred and No/100ths Dollars ($500.00) per day for each day beyond such date that Landlord’s work is not completed and Tenant is delayed in or prevented from taking possession of the Leased Premises “shell” in accordance herewith, exclusive of immaterial punch list work. Landlord and Tenant agree that the above amount is a reasonable estimate of the damages Tenant would sustain if the completion of Landlord’s work is delayed, and that it is not and shall not be construed as a penalty. Tenant may, at Tenant’s option, deduct the amount, if any, due from Landlord under this Article from the initial Rent payment(s) otherwise due hereunder. In addition, if Landlord’s work is not completed by March 1, 2001, Tenant shall have the right to cancel the Lease at any time thereafter by forwarding written notice to Landlord at any time on

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or before Tenant receives notice of completion of the Landlord’s work. Tenant’s obligations to pay Base Rent and Tenant’s Share of Operating Expenses shall not commence until Landlord makes possession available; and, except as otherwise set forth in this Section 67.01, such failure to make available to Tenant possession of the Leased Premises “shell” on or before December 15, 2000 or any other date or to timely complete any work, shall not in any other way affect the validity or continuance of this Lease, nor the Term or the obligations of Tenant hereunder. There shall be no deferral of rent, there shall be no obligation to pay liquidated damages, and Tenant shall have no right to cancel the Lease, however, if any such failure is caused in whole or part by any act or omission of Tenant, its agents, servants, employees or contractors, which has the effect of hindering or delaying Landlord’s delivery of possession or the timely completion of any work to be done by Landlord.

67.02       On or before January 1, 2001, Landlord shall, at Tenant’s sole cost and expense, remove from the Leased Premises “shell” all of the existing wet pipe fire protection system (the “Existing Fire System”) in the Leased Premises. If Landlord shall, for any reason (including, without limitation, failure to complete the work, if any, required to be done by Landlord under this Lease) fail to so remove the Existing Fire System on or before January 1, 2001 the provisions of Section 67.01 shall apply.

67.03       On or before January 1, 2001, Landlord shall have 800 Amps, 480 VAC, 3 phase power available to the Leased Premises. If Landlord shall, for any reason (including, without limitation, failure to complete the work, if any, required to be done by Landlord under this Lease) fail to have such power available to the Leased Premises on or before January 1, 2001, the provisions of Section 67.01 shall apply.

67.04       Landlord shall provide to Tenant, on or before ten (10) days after the mutual execution of the Lease and this Addendum by Landlord and Tenant, a schedule of the start and completion dates of all construction and demolition activities that Landlord is required to complete pursuant to the provisions of this Article 67.

67.05       Landlord’s project manager assigned to work with Tenant relative to the performance and completion of Work (hereinafter defined) shall be Jean McDonald, who may be contacted at Landlord’s address, as set forth in Article 40 of the Lease.

68.          TENANT’S COMPLETION OBLIGATIONS.

68.01       Tenant shall be responsible, at its sole cost and expense, for the construction and installation (including, without limitation, hanging from the interior walls and/or the ceiling of the Leased Premises) of the Equipment and any related work (the “Work”). Tenant may undertake necessary Work provided that such Work is approved in writing by Landlord, such approval not to be unreasonably withheld or delayed, and is otherwise in accordance with the conditions and limitations set forth in this Article 68.. If Landlord does not provide to Tenant its written approval or such Work within seven (7) business days after receipt of Plans (hereinafter defined), such Plans (hereinafter defined) shall be deemed approved by Landlord. Tenant agrees that, except as provided in Article 67, Landlord is under no obligation to perform any Work or provide any labor or materials to prepare, modify or alter the Leased Premises or the Building for Tenant. All Work shall be completed in accordance with the plans and specifications which have

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been previously submitted to and approved in writing by Landlord in accordance with the provisions of this Article 68. At any time prior to the Commencement Date, and upon reasonable notice to Landlord, Tenant and its contractors shall have the right to enter the Leased Premises for the purposes of measuring the Leased Premises, provided that such operations do not interfere with Landlord’s completion of its work in the Leased Premises. Any entry by Tenant for the purpose of measuring the Leased Premises shall not be deemed an acceptance of the Leased Premises by Tenant.

68.02       Prior to undertaking any Work, Tenant, at its sole cost and expense, shall cause the preparation of and submit to Landlord plans and specifications for the installation of the Equipment and location of all components thereof, including, without limitation, a diagram of all other telecommunications and other transmitting and receiving equipment installed on the Leased Premises, the Building roof and/or the South Terrace Roof at the time of such installation, and all aspects of the Work (the “Plans”). The Plans shall be reviewed by Landlord or such other architects or engineers as selected by Landlord in its reasonable discretion. Under no circumstances shall the Plans include modifications to the Building’s structural components or utility systems. Within fifteen (15) days after completion of the Work, Tenant shall provide Landlord with revised Plans showing, without limitation, the location of all cables, lines, conduit, and interduct actually installed by Tenant. Landlord acknowledges that the Work will include the installation of a telecommunications ground from Tenant’s switching room, cable ladders hung from the ceiling of the Leased Premises having a load capacity not to exceed ten (10) pounds per square foot of rack space, and, subject to the approval of Landlord’s Building engineer, cable ladders hung from Building support columns having a load capacity not to exceed twenty-five (25) pounds per square foot of rack space. Subject to Landlord’s right to review the Plans, Tenant shall have the right to construct a protective barrier along the exterior wall of the Leased Premises facing the street.

68.03       Tenant acknowledges and agrees that Landlord’s review of the Plans shall be solely for Landlord’s own benefit and account; by conducting such review or approving the Plans, Landlord shall not be regarded as undertaking any obligation for the technical or legal sufficiency, adequacy or safety of the Equipment or the Work, and Tenant waives and disclaims any such responsibility of Landlord and hereby assumes all obligations and duties related to such technical and legal sufficiency, adequacy and safety. Landlord’s approval of the Plans shall not be construed to limit or abridge Tenant’s obligations under the Lease or this Addendum to any extent or to limit or abridge Tenant’s indemnifications set forth in the Lease and this Addendum. Neither the approval of Landlord of the Plans nor Landlord’s supervision or monitoring of any installation shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant’s intended use, or the proper performance of the Equipment, or compliance with any law.

68.04       Tenant, at its sole cost and expense, shall obtain and provide copies to Landlord of all requisite building permits and other governmental approvals prior to any and all consents that may be required therefor from private parties undertaking any part or all of the Work. Without limitation on the generality of the foregoing, Tenant acknowledges that Tenant shall be solely responsible for securing all licenses and approvals, whether governmental, quasi-governmental or private in nature, which are requisite to providing connections and related facilities for the Equipment at any locations away from the Building (including, without limitation, any public rights-of-way) or otherwise required in connection with the Work.

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Furthermore, Tenant shall bear all risks associated with any revocability of those licenses and approvals, and Landlord shall have no obligation or duty to Tenant in connection therewith.

68.05       Tenant shall cause all Work to be undertaken and completed and the Equipment maintained in a good, safe, and workmanlike manner consistent with the highest construction standards, in conformity with the approved Plans and in compliance with all applicable laws, rules and regulations and any private restrictions applicable to the Work. Tenant will perform the Work in such a manner as to not unreasonably interrupt the Building’s normal operations and will repair any damage that the Work causes to the Building or any property located therein such that the same is in as good or better condition than existed immediately prior to the time of any damage. Furthermore, Tenant shall schedule the Work at such times and take such other measures and precautions as Landlord may require in order to avoid or minimize any interference with Building operations that may be caused by the Work. In connection with the Work, Tenant shall not enter the premises of any tenant or occupant of the Building without that tenant’s or occupant’s prior written consent. If any of the Work is not performed in accordance with the foregoing or any other requirements of this Agreement, Landlord shall have the right, but not the obligation, and without limiting Landlord’s other remedies for such failure, to correct any non-complying Work after sending ten (10) days’ notice and right to cure such nonconforming work, after which Tenant shall reimburse Landlord for all costs and liabilities incurred in connection therewith by Landlord, including attorneys’ fees. No notice or opportunity to cure need be given by Landlord if, in Landlord’s reasonable judgement, a hazardous condition exists or is about to exist.

68.06       All Work shall be at Tenant’s sole cost and expense, and Landlord shall not have any responsibility or liability therefor. Tenant specifically acknowledges and agrees that Landlord has and will have no liability to compensate Tenant to any extent for any value that the Equipment may add or provide to the Building, and Tenant hereby irrevocably waives all rights that Tenant might otherwise have to claim any mechanics’ lien or similar encumbrance against the Building in connection with the Work. Some aspects of the Work (including, without limitation, the preparation of the Plans) may be undertaken by independent contractors of Tenant. Tenant shall not permit the attachment or encumbrance of any mechanics’, materialmen’s, or other lien against the Building or Leased Premises as a result of the Work or Tenant’s use of the Leased Premises.

68.07       Upon completion of the Work, Tenant shall provide Landlord with all certificates or other approvals that are legally required to evidence that the Work has been completed in conformity with all applicable laws. In addition, Tenant shall furnish Landlord with a certificate (in form and substance satisfactory to Landlord) that the Work has been completed in conformity with the approved Plans.

68.08       Tenant shall, at its sole cost and expense, maintain and keep the Equipment and Leased Premises in good repair, order, and condition, and shall keep the Leased Premises free from all trash, debris and waste resulting from the use of the Leased Premises and Equipment. During the Term, Tenant shall promptly and properly repair, using Landlord’s roofing contractor, any roof leaks or other damage or injury to the South Terrace Roof, the Building roof, the Building or the Leased Premises caused by Tenant’s use of the Leased Premises or its installation, use, maintenance or removal of the Equipment. If, after five (5) days’ written notice

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from Landlord, Tenant does not repair any such leaks, damage or injury, or does not remove the Equipment when so required, Tenant hereby authorizes Landlord to make such repairs or remove and dispose of the Equipment and charge Tenant for all costs and expenses incurred in doing so. Tenant agrees to pay the cost of such maintenance, repair or removal within ten (10) days of demand therefor by Landlord.

68.09       The provisions and requirements of Article 22 of the Lease shall apply to work done or caused to be done with respect to the Equipment.

68.10       Tenant shall pay Landlord, within ten (10) days after receipt of Landlord’s invoice therefore, a construction management fee in an amount equal to five percent (5%) of the total amount paid by Tenant to complete the Work. The construction management fee shall be Additional Rent.

68.11       Landlord and Tenant acknowledge that Tenant shall occupy the Leased Premises during the construction of the Work. Tenant acknowledges that during construction of the Work, the Leased Premises will be subject to dust, noise and vibrations, and Tenant hereby releases Landlord and its agents from any claims, losses or damages resulting from the construction of the Work. Tenant shall be responsible for moving its inventory, furniture, files, equipment and other personal property to permit the construction of the Work.

69.          RENEWAL OPTION.

69.01       Tenant shall have the option to renew (“Renewal Option”) the term of the Lease for one (1) additional term of five (5) years (“Renewal Term”), commencing upon the expiration of the initial Term of this Lease, on the condition that Tenant is not in default of any of its obligations under this Lease at the time Tenant gives notice of exercise of its Renewal Option or at the time of commencement of the Renewal Term. Such renewal shall be on all of the terms, covenants and conditions of this Lease, except: (i) Tenant shall not have any right to further renewal beyond such additional five-year term; and (ii) the annual Base Rent for the Leased Premises for the Renewal Term shall be at the prevailing market rates for office space in the Building comparable to the Leased Premises at the time the Renewal Term begins. Tenant’s Renewal Option shall be exercised only by Tenant giving Landlord written notice of Tenant’s election to renew on or before September 15, 2010, time being of the essence with respect to such notice. As of the date the Renewal Term begins, this Lease shall be deemed modified in the manner set forth above, without the necessity of any further agreement or document; provided, however, that either party to this Lease shall, upon request of the other party, execute, acknowledge, and deliver an instrument evidencing such renewal and modification of this Lease.

70.          PARKING.

Tenant shall be entitled to the use of five unreserved parking spaces in parking garage located beneath the Building at the prevailing market rate for such spaces and in accordance with the Parking Agreement attached to the Lease as Exhibit D.

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71.          LANDLORD DEFAULT.

A “Default by Landlord” shall exist if Landlord breaches or fails to comply with any agreement, term, covenant or condition in this Lease applicable to Landlord under the Lease and this Addendum and such breach or failure to comply continues for a period of thirty (30) days after the receipt by Landlord and by the holder of any mortgage or deed of trust covering the Building, Building Land, the Property or any portion thereof whose address Tenant has been notified in writing (a “Landlord’s Mortgagee”), if any, of a written notice thereof referring to this Article 71 and specifying such failure and requiring it to be remedied, or, if such breach or failure to comply cannot reasonably be cured within such thirty (30) day period, if neither Landlord nor Landlord’s Mortgagee, if any, shall commence to cure such breach or failure to comply within such thirty (30) day period or shall not proceed therewith to completion using reasonable diligence after commencement of such cure. In the event of a Default by Landlord, Tenant may bring a separate action against Landlord for any claim Tenant may have against Landlord under the Lease. In no event will Landlord be responsible for any consequential or punitive damages incurred by Tenant, including, but not limited to, loss of profits or interruption of business as a result of any Default by Landlord hereunder. In the event Tenant obtains a judgment (“Judgment”) against Landlord from a court of competent jurisdiction, Tenant shall have the right to offset rent becoming due under this Lease after the date of the entry of the Judgment against the outstanding amount of the Judgment unless Landlord posts a bond with the court entering the Judgment in an amount which is at least equal to the amount of the Judgment. Except for any right of offset set forth in this Article 71 or otherwise in the Lease, Tenant shall have no other right under this Lease to offset against its obligation to pay rent or any other amounts due to Landlord under this provision of this Lease.

72.          MISCELLANEOUS.

72.01       Tenant shall be entitled to connect its fire protection system to the Building’s common fire protection panel subject to and in accordance with the provisions of Article 68.

72.02       Notwithstanding any provisions of the Lease to the contrary, except in the case of an emergency, Landlord shall provide Tenant with seventy-two (72) hours prior written or oral notice of all maintenance to the Building that will interrupt electrical, chilled water, fire protection or other services to the Building.

72.03       Notwithstanding any provisions of the Lease to the contrary, except in the case of an emergency, Landlord shall give Tenant’s site manager prior written or oral notice of Landlord’s intent to enter the Leased Premises, provided Tenant has given Landlord prior written notice of the name, address and telephone number of such site manager.

72.04       Subject to emergencies and required maintenance and repairs to the Building, Tenant shall be permitted access to the Leased Premises twenty-four (24) hours per day, seven (7) days a week.

72.05       Tenant shall provide Landlord with prior written notice of the names of all customers of Tenant that, from time to time during the Term, collocate with Tenant in the Leased Premises.

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72.06       Landlord shall use commercially reasonable efforts, consistent with commercially reasonable efforts that would be expected to be made by a Landlord of a substantially similar office building located in the downtown Denver, Colorado area, to prevent uncontrolled water from entering the Leased Premises.

LANDLORD:

DENVER PLACE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Amerimar Realty Management Co.-Colorado

		By:	Amerimar Realty Management Co.- Pennsylvania, its general partner

		By:	ARC-Management Co., Inc., its general partner

Date:			By	/s/ David G. Marshall
David G. Marshall, President

TENANT:

ESCHELON TELECOM OF COLORADO, INC., a Minnesota corporation

Date:	By	/s/ Geoffrey M. Boyd
Geoffrey M. Boyd, Chief Financial Officer

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EXHIBIT “B”

RULES AND REGULATIONS

Rules and Regulations, to Lease between DENVER PLACE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord (“Landlord”) and ESCHELON TELECOM OF COLORADO, INC., a Minnesota corporation (“Tenant”) pertaining to certain space in Denver Place, 999 18th Street, Denver, Colorado 80202.

1.             Any sign, lettering, picture, notice, or advertisement installed within the Leased Premises which is visible to the public from within the Building shall be installed at Tenant’s cost and in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building.

2.             The use of the name of the Building or of pictures or illustrations of the Building in advertising or other publicity, without prior written consent of Landlord, is prohibited.

3.             Tenant, its subtenants and its and their customers, invitees, licensees, and guests

a.             shall not obstruct and shall not use for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building;

b.             shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon notice from Landlord;

c.             shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Leased Premises;

d.             shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Leased Premises unless ordinarily embraced within the Tenant’s use of the Leased Premises as specified in its Lease;

e.             shall refrain from attempting to adjust any controls;

f.              shall not waste, and shall not suffer or permit to be wasted, electricity or water and shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning;

g.             shall keep public corridor doors closed;

h.             shall neither install nor operate machinery or any mechanical devices of a nature not directly related to Tenant’s ordinary use of the Leased Premises without the written permission of the Landlord;

i.              shall not use rest rooms or water fixtures for any purpose other than that for which they are designed;

j.              shall not mark upon, paint, cut, drill into, drive nails or screws into, or in any way deface the walls, ceiling partitions or floors of the Leased Premises or of the Building;

k.             shall not unduly obstruct any pipes, conduits and ducts in the Leased Premises; and

l.              shall use chair pads, to be furnished by Tenant, under all rolling and ordinary desk chairs in the carpeted areas.

4.             Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Leased Premises closed and secured.

5.             Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

6.             No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, or other work in the Leased Premises.

7.             Unless Landlord so consents, Tenant shall not, and Tenant shall not permit or suffer anyone to:

a.             Cook in the Leased Premises;

b.             Place vending or dispensing machines of any kind in the Leased Premises;

c.             At any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form; or

d.             Use the Leased Premises for lodging or for any immoral or illegal purposes.

e.             Use the Leased Premises to engage in the manufacture or sale of, or permit the use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Leased Premises.

f.              Use the Leased Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs.

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8.             No furniture shall be placed in front of the Building or in any lobby or corridor, without the prior written consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, at Tenant’s expense.

9.             No animals are allowed in the Building.

10.           No lock or other security device shall be placed by Tenant on any door in the Building without the Building manager being kept furnished with two of the keys, cards or other means of access therefore. At the termination of its tenancy, Tenant shall promptly deliver to Landlord all keys, entry cards and other means of access to offices, rest rooms and vaults.

11.           The use of oil, gas or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited. Explosives or other hazardous articles shall not be brought into the Building.

12.           Electric floor space heaters, humidifiers or A/C fans are not permitted.

13.           a.             Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant. Tenant shall cause said movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant’s movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

b.             Furniture, equipment and supplies shall be moved in or out of the Building only during such hours and in such manner as may be prescribed by Landlord.

c.             No safe or article, the weight of which may constitute a hazard or danger to the Building or its equipment shall be moved into the Leased Premises.

d.             Safes and other equipment, the weight of which is not excessive shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Landlord, and Landlord shall have the right to designate the location of such articles in the Leased Premises.

14.           Smoking shall not be permitted in any common areas of the Building (including but no limited to the parking garage, elevator lobbies, elevators, public corridors and restrooms), or within three feet of the exterior entrance to any doorway or entryway of the Building. Smoking shall only be permitted in those areas of the Retail Mall which have been designated as public smoking areas.

15.           Roller skates, bicycles or other vehicles shall not be permitted in the offices, halls, common areas, or corridors in the Building. All vehicles shall use designated parking meters.

16.           No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlord’s prior written consent. Tenant agrees to abide by Landlord’s rules with respect to maintaining uniform curtain, draperies and/or linings at all windows and hallways.

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17.           If Tenant desires telegraphic, telephonic, computer or other electric connections, Landlord, or its agents, will direct the electricians as to where and how the wires may be introduced, and without such directions, no boring or cuttings for wires will be permitted. Any such installation and connection shall be made at Tenant’s expense, and, at Landlord’s option, shall be removed at Tenants expense at the expiration or termination of its Lease.

18.           Landlord reserves the right to modify and make such other and further reasonable rules and regulations as in its judgment may, from time to time, be needful and desirable for the safety, security, care and cleanliness of the Leased Premises and preservation of good order therein.

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EXHIBIT C

LEASE TERM AGREEMENT

THIS AGREEMENT, made as of the          day of November, 2000, between DENVER PLACE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as “Landlord”) and ESCHELON TELECOM OF COLORADO, INC., a Minnesota corporation (hereinafter referred to as “Tenant”).

WITNESSETH

WHEREAS, by Lease (hereinafter called “Lease”) dated as of the 24th day of October, 2000, Landlord leased unto Tenant certain Leased Premises known as Suite Number 126, located at 999 - 18th Street, Denver, Colorado, for a term of One hundred twenty (120) months and sixteen (16) days commencing on January 15, 2001, unless sooner terminated or extended as provided therein, and

WHEREAS, Landlord and Tenant now desire to set forth the correct Commencement Date of the term and to adjust the Termination Date of the Term to provide for a full term of the Lease of five years, one months and zero days.

NOW, THEREFORE, Landlord and Tenant do hereby agree as follows:

1.             The Term of the Lease commenced on                   ,         , and shall continue until                   ,         , unless sooner terminated or extended as provided therein.

2.             Except as hereby amended, the Lease shall continue in full force and effect.

3.             This Agreement shall be binding on the parties hereto, their heirs, executors, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LANDLORD:

DENVER PLACE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Amerimar Realty Management Co.-Colorado

	By:	Amerimar Realty Management Co.- Pennsylvania, its general partner

	By:	ARC-Management Co., Inc., its general partner

Date:	By
David G. Marshall, President

TENANT:

ESCHELON TELECOM OF COLORADO, INC., a Minnesota corporation

Date:	By
Geoffrey Boyd, Chief Financial Officer

EXHIBIT D

PARKING AGREEMENT

DENVER PLACE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, Landlord, and ESCHELON TELECOM OF COLORADO, INC., a Minnesota corporation, as Tenant, have executed simultaneously with this Agreement a Lease (the “Lease”) pertaining to certain office space located at 999 - 18th Street to be occupied by Tenant. In consideration of the mutual covenants herein contained, Landlord and Tenant further agree as follows:

The Building in which the Leased Premises are located contains a parking garage for the benefit of tenants and the general public (hereinafter called “Parking Garage”). Landlord does not operate or manage the Parking Garage, but maintains a management agreement with an independent contractor (hereinafter called “Operator”) for the management and operation of the Parking Garage. In order to rent parking spaces in the Parking Garage, Tenant must contract separately with the Operator for such rentals. Landlord shall make available for Tenant and Tenant shall have a non-assignable option to rent from the Operator for five (5) unreserved parking spaces (the “Parking Spaces”) located in the Parking Garage at the monthly rates posted from time to time by the Operator. The Parking Spaces shall only be used by employees of the Tenant working within the Leased Premises and the right to use any of the Parking Spaces is not assignable or transferable.

The terms and conditions of Tenant’s rental shall be governed and fixed solely by the rental agreement between Tenant and Operator, however, Tenant’s failure to comply with any term of any such rental agreement shall constitute a default under the Lease. In the event that Tenant chooses to rent any of the Parking Spaces from the Operator as provided for herein, Tenant shall be responsible for payment to the Operator of a refundable security deposit for each parking card or disk issued by the Operator in connection with Tenant’s rental of the Parking Spaces (the “Security Deposit”). The Security Deposit shall be in an amount to be determined by the Operator in its sole discretion. Notwithstanding anything in this Agreement or the Lease to the contrary, in no event shall Landlord be responsible for payment of the Security Deposit to the Operator on behalf of Tenant. Payment and refund of the Security Deposit shall be governed and fixed solely by the rental agreement between Tenant and Operator. Landlord’s holding of Parking Spaces shall not constitute any assumption of and Tenant hereby releases Landlord from any and all liability with respect to such rentals, and any and all damage, loss or injury with respect to such rentals shall be at the sole risk of Tenant unless otherwise provided by Operator under the rental agreement.

The provisions of this Agreement supplement but are subject to all provisions of the Lease. Capitalized terms not otherwise defined in this Agreement have the same meaning as the same terms have in the Lease.

LANDLORD:

DENVER PLACE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Amerimar Realty Management Co.-Colorado

		By:	Amerimar Realty Management Co.- Pennsylvania, its general partner

		By:	ARC-Management Co., Inc., its general partner

Date:			By
David G. Marshall, President

TENANT:

ESCHELON TELECOM OF COLORADO, INC., a Minnesota corporation

Date:	By
Geoffrey M Boyd, Chief Financial Officer

EXHIBIT E

LANDLORD’S WAIVER AND CONSENT

THIS LANDLORD’S WAIVER AND CONSENT (“Consent”), made and entered into as of the       day of November, 2000, by Denver Place Associates Limited Partnership, a Delaware limited partnership (“Landlord”), in favor of General Electric Capital Corporation (“Agent”), as agent for Lenders party to the Loan and Security Agreement described below

BACKGROUND

A.            Landlord is the agent for owner of certain real property located in the City and County of Denver, Colorado, being more particularly described on Exhibit A attached hereto (the “Leased Premises”).

B.            The Leased Premises have been leased to Eschelon Telecom of Colorado, Inc., a Minnesota corporation (“Lessee”) by Lease Agreement dated October 24, 2000 (the “Lease”).

C.            Lessee is entering into a Loan and Security Agreement (the “Agreement”) with Agent and the other financial institutions from time to time party thereto (collectively, “Lenders”) for the purpose of financing Lessee’s acquisition, construction, installation, maintenance and operation of a telecommunications system (the “System”), part of which maybe located on the Leased Premises.

D.            As a condition to extending such loans and other financial accommodations, Lenders have required, among other things, that Lessee grant to Agent, for its own benefit and the ratable benefit of Lenders, security interests in the System and in certain of Lessee’s property, including, without limitation, machinery, equipment, furniture, fixtures and inventory, whether now owned or hereafter acquired (“Collateral”), a portion of which Collateral is and may hereafter be located on or about the Leased Premises.

NOW, THEREFORE, in order to induce Lenders to extend financial accommodations to Lessee, which will aid Lessee in meeting its obligations to Landlord, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby agrees with Agent as follows:

1.             Landlord consents to Lessee’s granting Agent a security interest in the Collateral. Agent’s security interests and liens in the Collateral shall be superior to any title or interest which the Landlord may at any time have therein, and, during the term of this Agreement, Landlord will not assert against any of the Collateral any title or any statutory, common law, contractual or possessory lien, including, without limitation, rights of levy or distraint for rent, all of which Landlord hereby subordinates in favor of Agent and Lenders.

2.             Landlord agrees that none of the Collateral is subject to the Lease and hereby disclaims any and all right, title, interest or claim in or to the Collateral and any cash or non-cash or non-cash proceeds of the Collateral (except with respect to the subordinated landlord lien referred to in Section 1 above). The Collateral may be affixed to or used in conjunction with the Leased Premises, but shall remain the Lessee’s personal property, subject to Agent’s lien, at all times. Landlord agrees not to impound or remove any of the Collateral from the Leased Premises as long as this Consent is in effect, except as set forth herein.

3.             Landlord agrees that Agent and its representatives and invites may enter upon the Leased Premises at any time or times, during normal business hours, with reasonable advance notice to Landlord, to inspect, repossess, remove or otherwise deal with the Collateral, without any liability of Agent or any Lender to Landlord, except for reimbursement for any physical damage to the Leased Premises caused by such removal. Agent shall reimburse Landlord for all reasonable costs and expenses incurred by Landlord to repair any such physical damage so caused to the Leased Premises within thirty (30) days after Agent’s receipt of a written request from Landlord for such reimbursement, which written request shall include copies of invoices for all out of pocket costs and expenses incurred by Landlord related to such repair. Landlord will not hinder Agent’s actions in enforcing its liens and remedies with respect to the Collateral. Landlord agrees that Agent may advertise and conduct public or private sales of the Collateral. Agent or any Lender shall not be liable for any diminution in value of the Leased Premises caused by the absence of Collateral removed, and Agent or any Lender shall not have any duty or obligation to remove or dispose of any Collateral or any other property left on the Leased Premises by Lessee.

4.             In the event that Lessee defaults in its obligations under the Lease, Landlord agrees to give Agent copies of written notices of default under the Lease, written notice of termination of the Lease and/or written notice of termination of Lessee’s right of possession at the same time as such notice is given to Lessee and further agrees that Agent may, but shall not be obligated to, cure such defaults, at its option, within the applicable notice and cure periods offered for Lessee under the Lease, plus an additional five (5) days in the case of a monetary default and an additional fifteen (15) days in the case of a non-monetary default.

5.             If the Lease is terminated, Landlord agrees to allow the Collateral to remain on the Leased Premises for a reasonable time not more than ninety (90) days, provided Agent fulfills all of Lessee’s obligations under the Lease relative to payment of rent and maintenance of the Leased Premises, during which time Agent may, at its discretion, remove, sell or otherwise dispose of the Collateral as Agent may elect.

6.             Landlord states that, as of the date Landlord has executed this Consent, the Lease is valid and in full force and effect, that all rentals have been paid up to date, and that as of the date hereof the Lease is not in default.

7.             Neither Landlord nor, to the best knowledge of Landlord, Lessee is in default under the terms of the Lease and, to the best knowledge of Landlord, no event has occurred, or failed to occur, which with the giving of notice or the passage of time or both would constitute a default under the Lease.

8.             Tenant shall be in possession of the Leased Premises as of the Commencement Date, as defined in the Lease.

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9.             Landlord shall not, without prior written consent of Agent, enter into any amendment or modification of the Lease that would reduce the original term of the Lease or would otherwise materially and adversely affect the interest of Agent in Lessee’s interest under the Lease.

10.           Upon receipt of a written request from Agent, Landlord shall execute an estoppel certificate certifying, if true, that the Lease has not been modified and is in full force and effect or, if the Lease has been modified, that the Lease is in full force and effect as modified, stating such modifications; specifying the date to which rent has been paid; stating whether or not, to the best knowledge of Landlord, Lessee is in default and, if so, stating the nature of such default; stating which options to extend the term of the Lease have been executed, in any; and any other reasonable information which Agent may request

11.           Landlord states that it has full right and authority to enter into this Consent and that the provisions of this Consent do not and will not conflict with or violate any provision of any agreement between Landlord and any third party

12.           This Consent shall remain in full force and effect until all obligations of Lessee to Agent and the Lenders have been paid and satisfied in full and Agent and the Lenders have terminated their financing agreements with Lessee pursuant to the Agreement.

13.           The provisions of this Consent may not be modified or terminated orally, and shall be binding upon the successors and assigns of the Landlord, and upon any successor owner or transferee of the Leased Premises and shall inure to the benefit of the Agent and its successors and assigns. Notwithstanding any other provision of this Consent or the Lease to the contrary, all of Agent’s right, title and interest in and to the Lease and any obligations thereunder may be assigned and transferred to an affiliate or successor of Agent without notice to Landlord, and to other parties with notice to Landlord.

14.           Landlord shall not unreasonably withhold any consent required of Landlord to an assignment of Lessee’s interest in the Lease in connection with a sale or transfer of all or substantially all of Lessee’s assets and business.

15.           All notices shall be in writing and shall be mailed by first class registered or certified mail, return receipt requested, by overnight courier service maintaining records of receipt, or by facsimile transmission with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given notice shall be effective upon the earlier of receipt or (i) the third business day after being mailed; (ii) when sent by facsimile, answer back received. All notices shall be addressed as follows.

(a)	If to Agent:

General Electric Capital Corporation
Telecom Financial Services
10 Riverview Drive
Danbury, CT 06810
Attn: Portfolio Manager
Telecopy: (203) 749-4531

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With a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Telecopy: (212) 310-8007
Attn: Ronald Daitz, Esq.

(b)	If to Landlord:

Amerimar Realty Management Co. - Colo.
999 18th Street, Suite 1201 North Tower
Denver, Colorado 80202
Telecopy: (303) 295-3643
Attention: Garth Tait

With a copy to:

Robinson Waters & O’Dorisio, P.C.
1099 18th Street, Suite 2600
Denver, Colorado 80202
Telecopy: (303) 297-2750
Attention: John W. O’Dorisio, Jr..

16.           This Consent shall in all respects be governed by and construed in accordance with the laws of the State in which the Leased Premises are located.

IN WITNESS WHEREOF, Landlord has executed this Landlord’s Waiver and Consent as of the date first above written.

LANDLORD:

DENVER PLACE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Amerimar Realty Management Co.-Colorado

		By:	Amerimar Realty Management Co.- Pennsylvania, its general partner.

		By:	ARC-Management Co., Inc., its general partner

Date:			By
David G. Marshall, President

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